Exhibit (b)(1)

EXECUTION VERSION

U.S.$4,000,000,000

ACQUISITION FACILITIES AGREEMENT

dated 5 August 2016

for

STEINHOFF FINANCE HOLDING GMBH, STEINHOFF MÖBEL HOLDING ALPHA GMBH, STEINHOFF EUROPE AG
 and
STRIPES US HOLDING, INC.

with

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BANK OF AMERICA, N.A. and J.P. MORGAN LIMITED as Arrangers

with

J.P. MORGAN EUROPE LIMITED

acting as Agent

Ref: L-241480

Linklaters LLP

CONTENTS

CLAUSE		PAGE
SECTION 1
INTERPRETATION
1.	Definitions and interpretation	1
SECTION 2
THE FACILITIES
2.	The Facilities	32
3.	Purpose	35
4.	Conditions of Utilisation	35
SECTION 3
UTILISATION
5.	Utilisation	38
6.	Optional currencies	40
SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
7.	Repayment	42
8.	Prepayment and cancellation	44
SECTION 5
COSTS OF UTILISATION
9.	Interest	52
10.	Interest Periods	53
11.	Changes to the Calculation of Interest	54
12.	Fees	55
SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
13.	Tax gross up and indemnities	57
14.	Increased costs	62
15.	Other indemnities	64
16.	Mitigation by the lenders	65
17.	Costs and expenses	66
SECTION 7
GUARANTEE
18.	Guarantee and indemnity	67
SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
19.	Representations	72
20.	Information undertakings	75
21.	Financial Covenants	79
22.	General undertakings	81
23.	Events of Default	87
SECTION 9
CHANGES TO PARTIES
24.	Changes to the Lenders	92
25.	Changes to the Obligors	98

i

SECTION 10
THE FINANCE PARTIES
26.	Role of the agent and the Arranger	102
27.	Conduct of business by the Finance Parties	111
28.	Sharing among the Finance Parties	111
SECTION 11
ADMINISTRATION
29.	Payment mechanics	113
30.	Set-off	117
31.	Notices	117
32.	Calculations and certificates	119
33.	Partial invalidity	119
34.	Remedies and waivers	119
35.	Amendments and waivers	119
36.	Confidentiality	124
37.	Confidentiality of funding rates and reference bank quotations	128
38.	Counterparts	130
SECTION 12
PLACE OF PERFORMANCE, GOVERNING LAW AND ENFORCEMENT
39.	Governing law	131
40.	Enforcement	131

SIGNATURE PAGES

THE SCHEDULES

ii

THIS AGREEMENT is dated 5 August 2016 and made between:

(1)                           STEINHOFF FINANCE HOLDING GMBH, a company incorporated under the laws of Austria with registered number FN345159m (the “Facility A Borrower”);

(2)                           STEINHOFF MÖBEL HOLDING ALPHA GMBH, a company incorporated under the laws of Austria with registered number FN202439f (the “Original Facility B Borrower”);

(3)                           STRIPES US HOLDING, INC., a Delaware corporation (the “Original Facility C Borrower”);

(4)                           STEINHOFF EUROPE AG, a company incorporated under the laws of Austria with registered number FN38031d (the “Company”);

(5)                           STEINHOFF INTERNATIONAL HOLDINGS N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with its seat (zetel) in Amsterdam, the Netherlands and its registered office at Herengracht 466, 1017CA Amsterdam, the Netherlands and registered in the Trade Register of the Dutch Chamber of Commerce under number 63570173 (the “Original Guarantor” or the “Parent”);

(6)                           BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED as mandated lead arranger in respect of Facility A, Facility B1, Facility B2 and Facility B3 (“BAML”);

(7)                           BANK OF AMERICA, N.A. as mandated lead arranger in respect of Facility C (“BANA”);

(8)                           J.P. MORGAN LIMITED as mandated lead arranger (“JPM”);

(9)                           THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and

(10)                    J.P. MORGAN EUROPE LIMITED as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“Acceptable Bank” means:

(a)                                  a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                                  any other bank or financial institution approved by the Agent (acting reasonably).

“Accession Letter” means a document substantially in the form set out in Schedule 10 (Form of Accession Letter).

“Acquisition” means the acquisition by Merger Sub of the Target Shares pursuant to the Offer and, as soon as practicable following the consummation (as defined in Section 251(h) of the DGCL) of the Offer, the subsequent merger of Merger Sub with and into the Target (with the separate corporate existence of Merger Sub thereupon ceasing, and the Target being the surviving corporation in the Merger) pursuant to the Merger Agreement.

“Acquisition Completion Date” means the date on which “Closing” (as defined in the Merger Agreement) occurs, which date shall not be later than the Outside Date.

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Group in connection with the Acquisition.

“Acquisition Documents” means the Merger Agreement, the Support Agreements, the Offer Documents and the tender offer solicitation/recommendation statement on Schedule 14D-9 (together with any exhibits, amendments or supplements thereto).

“Additional Facility C Borrower” means a company which becomes an Additional Facility C Borrower in accordance with Clause 25 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Additional Obligor” means an Additional Facility C Borrower, the Replacement Facility B Borrower, or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing,

(a)                                  in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings;

(b)                                  in relation to Raiffeisen Bank International AG, the term “Affiliate” shall include each Austrian credit institution whose legal name includes the term “Raiffeisen”; and

(c)                                   in relation to Natixis, the term “Affiliate” shall include any member of the Banque Populaire and Caisse d’Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Monetary and Financial Code (Code Monétaire et Financier).

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Arranger” means, whether acting individually or together, BAML, BANA and JPM.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee, the Company and the Agent.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)                                  in relation to Facility A, Facility B1, Facility B2 and Facility B3, the period from and including the Signing Date to and including the date which is 90 days after the Acquisition Completion Date; and

(b)                                  in relation to Facility C, the period from and including the Signing Date to and including the Business Day which is one Month prior to the Facility C Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                  the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)                                  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility C only, that Lender’s participation in any Facility C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Levy” means the UK Bank Levy or any other bank levy or a levy or Tax of a similar nature imposed by reference to the assets or liabilities of a financial institution in any relevant jurisdiction in the form and only to the extent that has been publicly announced or implemented on or before the Signing Date.

“Base Currency” means United States dollars.

“Base Currency Amount” means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower (or the Company on behalf of a Borrower) for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment, prepayment or consolidation of a Utilisation.

“Borrower” means the Facility A Borrower, a Facility B Borrower or a Facility C Borrower, as the case may be.

“Borrowings” has the meaning given to it in Clause 21 (Financial covenants).

“Break Costs” means the amount (if any) by which:

(a)                                  the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” has the meaning given to it in Clause 20.3 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt am Main, Vienna, Johannesburg and New York and (in relation to any date for payment or purchase of euro) any TARGET Day.

“Cash” and “Cash Equivalents” means at any time, such positions stated to be cash and cash equivalents, as applicable, in the consolidated financial statements of the Parent for the relevant financial year or half-year (audited in the case of annual financial statements) delivered under Clause 20.1 (Financial statements).

“Certain Funds Period” means the period commencing on the Signing Date and ending on the last day which is one Business Day after the Acquisition Completion Date.

“CFC” has the meaning given to it in Clause 18.12 (Guarantee Limitations — for all Obligors).

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Facility A Commitment, a Facility B1 Commitment, a Facility B2 Commitment, a Facility B3 Commitment or a Facility C Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to any Obligor, the Parent, the Group, the Target, the Target Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                  any member of the Group or the Target Group or any of their respective advisers; or

(b)                                  another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Target Group or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                  information that:

(A)                            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidentiality); or

(B)                            is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)                            is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                               any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Credit Rating” means at any time the solicited rating for the Parent’s long-term unsecured and non-credit enhanced debt obligations.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                  which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                  which has otherwise rescinded or repudiated a Finance Document; or

(c)                                   with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                  its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event; and,

payment is made within 10 Business Days of its due date; or

(ii)                               the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Loans” has the meaning given to it in Clause 24.12 (Lender Affiliates and Facility Office).

“Designating Lender” has the meaning given to it in Clause 24.12 (Lender Affiliates and Facility Office).

“DGCL” means the General Corporation Law of the State of Delaware.

“Disruption Event” means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                  the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                  from performing its payment obligations under the Finance Documents; or

(ii)                               from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Civil Code” means the Burgerlijk Wetboek of The Netherlands.

“EBITDA” has the meaning given to it in Clause 21 (Financial covenants).

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)                                  air (including air within natural or man-made structures, whether above or below ground);

(b)                                  water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                   land (including land under water).

“Environmental Claim” means any litigation, arbitration or administrative proceedings of or before any court, arbitral body or regulatory authority relating to Environmental Law or the environmental, health or safety related obligations of any agreement, laws and regulations of any jurisdiction.

“Environmental Law” means all laws and regulations of any relevant jurisdiction concerning or applicable with regard to: (i) the Environment; (ii) occupational or public health and safety or (iii) emissions, discharges or releases into, or the presence in, the Environment or of the use, treatment, storage, disposal, transportation or handling of Hazardous Substances.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Event” means any event or condition as a result of which the Borrower incurs liability (including liability arising by reason of the Borrower being under common control or treated as a single employer under Section 4001(b) of ERISA) for any reason under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation:

(a)                                  the Pension Benefit Guaranty Corporation appoints a trustee to administer any single employer plan subject to Title IV of ERISA, or it could reasonably be expected to take action in accordance with ERISA to terminate any single employer plan subject to Title IV of ERISA;

(b)                                  any failure to comply with the applicable minimum funding requirements under ERISA; or

(c)                                   any reorganization or insolvency of any multiemployer plan subject to Title IV of ERISA.

“EURIBOR” means, in relation to any Loan in euro:

(a)                                  the applicable Screen Rate;

(b)                                  (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                   if:

(i)                                  no Screen Rate is available for the Interest Period of that Loan; and

(ii)                               it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan. If any such applicable Screen Rate, Interpolated Screen Rate or Reference Bank Rate is below zero, EURIBOR will be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Existing Financial Indebtedness” means the Financial Indebtedness stated to be existing financial indebtedness in the unaudited consolidated financial statements of the Company for the financial half-year ended 31 December 2015 which are to be read in conjunction and construed in accordance with the audited consolidated financial statements of the Company for the financial year ended 30 June 2015.

“Existing Guarantees” means the guarantees as set out in the list regarding the existing guarantees to be delivered by the Company as a condition precedent pursuant to paragraph 5(e) of Part I of Schedule 2 (Conditions precedent).

“Existing Security” means the Security as set out in the list regarding the existing security to be delivered by the Company as a condition precedent pursuant to paragraph 5(e) of Part I of Schedule 2 (Conditions Precedent).

“Existing Target ABL Facility” means the asset-backed loan agreement dated 20 October 2015 between, amongst others, Mattress Holding Corp, Mattress Holdco, Inc. and Barclays

Bank PLC as administrative agent, collateral agent and issuer (as amended on 5 February 2016).

“Facility” means Facility A, Facility B1, Facility B2, Facility B3 or Facility C.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)                                  in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Extension Request” means the Facility A First Extension Request or the Facility A Second Extension Request.

“Facility A First Extended Termination Date” has the meaning given to it in Clause 7.7 (Facility A Extension Option).

“Facility A First Extension Request” has the meaning given to it in Clause 7.7 (Facility A Extension Option).

“Facility A Initial Termination Date” means the date falling 12 months after the Signing Date.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Second Extended Termination Date” has the meaning given to it in Clause 7.7 (Facility A Extension Option).

“Facility A Second Extension Request” has the meaning given to it in Clause 7.7 (Facility A Extension Option).

“Facility A Termination Date” means, subject to Clause 7.7 (Facility A Extension Option), the Facility A Initial Termination Date.

“Facility B Borrower” means the Original Facility B Borrower or the Replacement Facility B Borrower, unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

“Facility B1” means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B1 Commitment” means:

(a)                                  in relation to an Original Lender, the amount set opposite its name under the heading “Facility B1 Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount of any Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B1 Loan” means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

“Facility B1 Termination Date” means the date falling two years after the Signing Date.

“Facility B2” means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

“Facility B2 Commitment” means:

(a)                                  in relation to an Original Lender, the amount set opposite its name under the heading “Facility B2 Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount of any Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B2 Loan” means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

“Facility B2 Termination Date” means the date falling three years after the Signing Date.

“Facility B3” means the term loan facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

“Facility B3 Commitment” means:

(a)                                  in relation to an Original Lender, the amount set opposite its name under the heading “Facility B3 Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B3 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount of any Facility B3 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B3 Loan” means a loan made or to be made under Facility B3 or the principal amount outstanding for the time being of that loan.

“Facility B3 Termination Date” means the date falling five years after the Signing Date.

“Facility C” means the revolving loan facility made available under this Agreement as described in paragraph (e) of Clause 2.1 (The Facilities).

“Facility C Borrower” means the Original Facility C Borrower or an Additional Facility C Borrower, unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

“Facility C Commitment” means:

(a)                                  in relation to an Original Lender, the amount set opposite its name under the heading “Facility C Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                  in relation to any other Lender, the amount of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility C Termination Date” means the date falling three years after the Signing Date.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                  sections 1471 to 1474 of the Code or any associated regulations;

(b)                                  any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                   any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                  in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                  in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                   in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Signing Date.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fee Letter” means any letter or letters dated on or before the Signing Date between the Arranger and a Borrower (and/or the Agent and a Borrower) setting out any of the fees referred to in Clause 12 (Fees) and any other agreement setting out fees payable to a Finance Party in connection with this Agreement.

“Finance Document” means this Agreement, any Fee Letter, any Facility A Extension Request and any other document designated as such by the Agent and the Company.

“Finance Party” means the Agent, the Arranger or a Lender.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                  any amount raised under any guarantee facility, letter of credit or acceptance credit facility or dematerialised equivalent;

(c)                                   any amount raised by the issue of bonds, notes, commercial papers (Schuldverschreibungen) or any similar instrument but excluding, for the avoidance of doubt, any amount raised by the issue of irredeemable preference shares or other perpetual debt instruments;

(d)                                  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force at the Signing Date, have been treated as an operating lease);

(e)                                   receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)                                    any deferred contract price for goods or services except where payment is deferred not more than 120 days;

(g)                                   any amount raised under any other transaction having the commercial effect of a borrowing;

(h)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked-to-market value shall be taken into account);

(i)                                      shares which are expressed to be redeemable by the holder of such shares prior to the Termination Date;

(j)                                     any counter-indemnity obligation in respect of a guarantee, indemnity or suretyship (Bürgschaft), bond, standby or documentary letter of credit or any other instrument; and

(k)                                  the amount of any liability in respect of any guarantee, indemnity or suretyship (Bürgschaft) for any of the items referred to in paragraphs (a) to (j) above (without double counting that Financial Indebtedness).

“Fitch” means Fitch Ratings Ltd.

“FSHCO” has the meaning given to it in Clause 18.12 (Guarantee Limitations — for all Obligors).

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 11.2 (Market disruption).

“Funds Flow Statement” means the funds flow statement containing details of the flow of funds on the Acquisition Completion Date.

“GAAP” means:

(a)                                  in relation to the Parent, generally accepted accounting principles, standards and practices in The Netherlands, including IFRS;

(b)                                  in relation to the Company and the Facility B Borrower, generally accepted accounting principles, standards and practices in Austria, including IFRS; and

(c)                                   in relation to an Obligor (other than the Company, the Facility B Borrower and the Parent), generally accepted accounting principles in its jurisdiction of incorporation, including IFRS.

“Group” means:

(a)                                  the SE AG Group;

(b)                                  the Facility A Borrower;

(c)                                   the Original Facility B Borrower;

(d)                                  the Original Facility C Borrower;

(e)                                   Merger Sub;

(f)                                    from the Acquisition Completion Date, the Target Group,

excluding in the case of paragraphs (a) and (f) above any such Subsidiary which is a Joint Venture except as provided for under Clause 21.2 (Financial covenant calculations) and, for the avoidance of doubt, any Subsidiary of the Parent not falling under paragraphs (a), (b), (c), (d), (e) or (f) above will be excluded, provided that if any Material SE AG Subsidiary of the Company ceases to be a member of the SE AG Group but remains a member of the Parent Group then such Material SE AG Subsidiary shall remain a member of the Group.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Hazardous Substance” means any waste, pollutant, emission, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)                                  it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                  the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                   (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                  an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)                                  its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                               the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 8 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to it in Clause 2.2 (Increase).

“Individual Facility Change” has the meaning given to it in Clause 35 (Amendments and waivers).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                  is dissolved (other than pursuant to a consolidation, amalgamation, merger or demerger);

(b)                                  becomes insolvent or is over-indebted or unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                   makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                  institutes or has instituted against it, by a regulator, competent court supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or the institution of a proceeding seeking a judgment of insolvency or bankruptcy or receivership or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights has been rejected because of a lack of assets, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or other official;

(e)                                   has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                  results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                               results in the rejection of the institution of a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights because of a lack of assets; or

(iii)                            is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                    has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                   seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                  has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                                      causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above;

(j)                                     has exercised in respect of it one or more of the stabilisation powers under Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding under Part 2 of the Banking Act 2009 or a bank administration proceeding under Part 3 of the Banking Act 2009;

(k)                                  is subject to the institution of measures according to sections 46 (other than section 46 (1) sentence 2 no.1 and 3), 46b or 46g of the German Banking Act (Kreditwesengesetz) or comparable measures under Austrian law; or

(l)                                      takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the foregoing acts.

“Interest Expense” has the meaning given to it in Clause 21 (Financial covenants).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                  the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                  the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan.

“IRS” means the US Internal Revenue Service.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity where (i) the members of the Group do in aggregate not hold more than 50 per cent. of the equity interest and (ii) there is no recourse to the Group as a consequence of any Group member’s participation in such entity.

“Legal Reservations” means:

(a)                                  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                  time barring of claims under applicable law and defences of set-off or counterclaim;

(c)                                   the accessory nature of certain security interests;

(d)                                  similar principles, rights and defences under the laws of any relevant jurisdiction; and

(e)                                   any other matters which are set out as qualifications or reservations as to matters of law of general application in legal opinions delivered under this Agreement.

“Lender” means:

(a)                                  any Original Lender; and

(b)                                  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                                  the applicable Screen Rate;

(b)                                  (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                   if:

(i)                                  no Screen Rate is available for the currency of that Loan; or

(ii)                               no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan. If any such applicable Screen Rate, Interpolated Screen Rate or Reference Bank Rate is below zero, LIBOR will be deemed to be zero.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan, a Facility B1 Loan, a Facility B2 Loan, a Facility B3 Loan or a Facility C Loan.

“Longstop Date” has the meaning given to it in Clause 8.3 (SE AG Accession and Replacement).

“Major Default” means, with respect to an Obligor only (and, for the avoidance of doubt, excluding any other member of the Group, the Target and any member of the Target Group), any circumstance constituting:

(a)                                  a Default under Clause 23.3 (Other obligations) insofar as it relates to a breach of Clause 22.16 (Acquisition undertakings); or

(b)                                  an Event of Default under any of:

(i)                                  Clauses 23.1 (Non-payment) (other than non-payment of costs and expenses and any non-payment of any indemnity claim under paragraph (a)(i) of Clause 15.2 (Other indemnities));

(ii)                               Clause 23.3 (Other obligations) insofar as it relates to a breach of Major Undertakings only;

(iii)                            Clause 23.4 (Misrepresentation) insofar as it relates to a breach of Major Representations only;

(iv)                           Clause 23.6 (Insolvency);

(v)                              Clause 23.7 (Insolvency proceedings) but in relation to paragraph (e) of Clause 23.7 (Insolvency proceedings), only if the amount exceeds U.S.$30,000,000;

(vi)                           Clause 23.8 (Creditors’ process);

(vii)                        Clause 23.10 (Unlawfulness and invalidity) (including in relation to the guarantee and indemnity provided pursuant to Clause 18 (Guarantee and indemnity)); and

(viii)                     Clause 23.11 (Repudiation).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3per cent of the Total Commitments immediately prior to the reduction).

“Major Representations” means, with respect to an Obligor only (and, for the avoidance of doubt, excluding any other member of the Group, the Target and any member of the Target Group), any representation under any of Clauses 19.2 (Status) to 19.7 (Governing law and enforcement), Clause 19.13 (Pari passu ranking) and Clause 19.21 (Acquisition Documents).

“Major Undertaking” means, with respect to an Obligor only (and, for the avoidance of doubt, excluding any procurement obligation of the Parent or the Company in relation to any other member of the Group, the Target and any member of the Target Group), any undertaking under any of:

(a)                                  Clause 22.6 (Anti-corruption law);

(b)                                  Clause 22.7 (Negative pledge);

(c)                                   Clause 22.8 (Merger);

(d)                                  Clause 22.9 (Change of business);

(e)                                   Clause 22.12 (Pari passu ranking);

(f)                                    Clause 22.13 (Financial indebtedness);

(g)                                   Clause 22.14 (Loans or credit); and

(h)                                  Clause 22.15 (No guarantees and indemnities).

“Margin” means the rate per annum determined in accordance with paragraphs (a) to (e) below:

(a)                                  subject to paragraph (c) below, in relation to Facility A and in relation to a particular period, the Margin will be calculated based on the rate per annum determined in accordance with the table set out below in relation to that period:

Period	Margin (% p.a.)
From the Signing Date to (and including) the earlier of: (i) the first Utilisation of Facility A; and (ii) the date falling three months after the Signing Date (the “Facility A Margin Step-Up Date”)	0.80
From (but excluding) the Facility A Margin Step-Up Date to (and including) the date falling six months after the Signing Date	1.10
From (but excluding) the date falling six months after Signing Date to (and including) the date falling 12 months after the Signing Date	1.60
From (but excluding) the date falling 12 months after the Signing Date to (and including) the date falling 18 months after the Signing Date	2.10
From (but excluding) the date falling 18 months after the Signing Date	2.60

However, for so long as an Event of Default is continuing, the Margin shall be the highest rate as set out in this paragraph (a) for a Facility A Loan.

(b)                                  subject to paragraph (d) below, in relation to Facility B1, Facility B2, Facility B3 and, subject to paragraph (e) below, in relation to Facility C and in relation to a particular period:

(i)                                  the Margin shall be calculated on the lowest Credit Rating of the Parent by a Rating Agency in accordance with the table below in relation to that period:

	Margin (% p.a.)
Credit Rating	Facility B1	Facility B2	Facility B3	Facility C
Baa2 / BBB (or higher)	1.00	1.10	1.30	0.85
Baa3 / BBB-	1.20	1.30	1.45	1.00
Ba1 / BB+	1.60	1.80	2.05	1.60
Ba2 / BB (or lower)	2.50	2.50	2.80	2.35

However:

(A)                            any change to the Margin will become effective on the first day of the month following the publication of the Credit Rating by a Rating Agency or Rating Agencies;

(B)                            subject to paragraph (C) below, in the case of a split Credit Rating, the lower of the Credit Ratings shall apply (and if only one or two of the Rating Agencies publishes a Credit Rating for the Parent, the lowest Credit Rating published by such Rating Agency/ies shall apply);

(C)                            in the event that any Rating Agency ceases to publish a Credit Rating for the Parent, the Margin shall be determined on the basis of the lowest Credit Rating (if any) of the Parent published by whichever Rating Agency continues to publish a Credit Rating for the Parent; and

(D)                            for so long as an Event of Default is continuing, the Margin shall be the highest rate as set out in this paragraph (b)(i) for Facility B1, Facility B2, Facility B3 or Facility C, as the case may be; and

(ii)

(A)                            in the event that no Credit Rating is available for the Parent from any Rating Agency, the Margin shall be calculated by reference to the most recent Compliance Certificate delivered to the Agent under this Agreement on the basis of the following ratios in relation to the Parent Group:

Net Borrowings:	Margin (% p.a.)
EBITDA	Facility B1	Facility B2	Facility B3	Facility C
Less than or equal to 1.0:1.0	1.00	1.10	1.30	0.85
Less than or equal to 1.5:1.0 but greater than 1.0:1.0	1.20	1.30	1.45	1.00
Less than or equal to 2.0:1.0 but greater than 1.5:1.0	1.50	1.60	1.80	1.35
Less than or equal to 2.5:1.0 but greater than 2.0:1.0	1.80	1.80	2.05	1.60
Less than or equal to 3.0:1.0 but greater than 2.5:1.0	2.00	2.00	2.30	1.85
Greater than 3.0:1.0	2.50	2.50	2.80	2.35

(B)                            any change to the Margin under Facility B1, Facility B2, Facility B3 and Facility C pursuant to the table above will become effective for the next Interest Period commencing after receipt by the Agent of a Compliance Certificate

(C)                            for so long as an Event of Default is continuing, the Margin shall be the highest rate set out in this paragraph (b)(ii) for Facility B1, Facility B2, Facility B3 or Facility C, as the case may be; and

(c)                                   in the case of paragraph (a) above, provided that, if the SE AG Accession and Replacement has not occurred before 31 December 2016, then the applicable rate per annum otherwise determined in accordance with the relevant table above shall, in respect of Facility A, be increased by 1.00 per cent. per annum until the date which is the earlier of (i) the date on which the SE AG Accession and Replacement occurs and (ii) the date on which the Agent notifies the Company in accordance with paragraph (b) of Clause 22.17 (SE AG Accession and Replacement) (immediately upon which the applicable rate shall be the relevant rate set out in the relevant table above);

(d)                                  in the case of paragraph (b) above, provided that, if the SE AG Accession and Replacement has not occurred before 31 December 2016, then the applicable rate per annum otherwise determined in accordance with the relevant table above shall, in respect of the relevant Facility or Facilities (as applicable), be increased by 1.00 per cent. per annum in respect of such Facility or Facilities until the date which is the earlier of (i) the date on which the SE AG Accession and Replacement occurs and (ii) the date on which the Agent notifies the Company in accordance with paragraph (b) of Clause 22.17 (SE AG Accession and Replacement) (immediately upon which the applicable rate shall be the relevant rate set out in the relevant table above); and

(e)                                   in the case of each of paragraph (c) above, provided that, if the SE AG Accession and Replacement has not occurred before 31 December 2016, then the applicable rate per annum otherwise determined in accordance with the relevant table above shall, in respect of Facility C, be increased by 1.00 per cent. per annum until the date which is the earlier of (i) the date on which the SE AG Accession and Replacement occurs and (ii) the date on which the Agent notifies the Company in accordance with paragraph (b) of Clause 22.17 (SE AG Accession and Replacement) (immediately upon which the applicable rate shall be the relevant rate set out in the relevant table above).

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)                                  the business or condition (financial or otherwise), operations or assets of an Obligor, or the Group (taken as a whole);

(b)                                  the ability of an Obligor to perform its obligations under any Finance Document; or

(c)                                   subject to the Legal Reservations, the validity or enforceability of any Finance Document or any right or remedy of a Finance Party arising under a Finance Document.

“Material SE AG Subsidiary” means any Subsidiary of the Company which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 5 per cent. or more of EBITDA of the SE AG Group, or has gross assets or turnover (excluding intra-group items) representing 5 per cent., or more of the gross assets or turnover of the SE AG Group, calculated on a consolidated basis.

“Material Subsidiary” means:

(a)                                  any Subsidiary of the Company; and

(b)                                  following the Acquisition Completion Date, each member of the Target Group,

in each case which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 5 per cent. or more of EBITDA of the Parent Group, or has gross assets or turnover (excluding intra-group items) representing 5 per cent., or more of the gross assets or turnover of the Parent Group, calculated on a consolidated basis. For the avoidance of doubt, any Subsidiary of the Parent not falling under paragraph (a) or (b) above will be excluded.

“Merger” means following the consummation of the Offer, and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the DGCL, the merger of Merger Sub with and into the Target (with the separate corporate existence of Merger Sub thereupon ceasing, and the Target being the surviving corporation in the Merger).

“Merger Agreement” means the agreement and plan of merger, dated on or around the Signing Date, entered into by and among the Parent, the Original Facility C Borrower, Merger Sub and the Target.

“Merger Sub” means Stripes Acquisition Corp., a Delaware corporation, a wholly owned Subsidiary of the Parent on the Signing Date.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                   if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service Limited.

“NASDAQ” means The NASDAQ Global Select Market.

“Net Borrowings” has the meaning given to it in Clause 21 (Financial covenants).

“Net Interest Expense” has the meaning given to it in Clause 21 (Financial covenants).

“New Lender” has the meaning given to it in Clause 24 (Changes to the Lenders).

“Non-Consenting Lender” has the meaning given to it in Clause 35.7 (Replacement of Lender).

“Obligor” means the Company, a Borrower or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“Offer” means a tender offer by Merger Sub to acquire any and all of the Target Shares on the terms and conditions set out in the Merger Agreement, as such offer may be extended and amended from time to time as permitted under, or required by, the Merger Agreement.

“Offer Document” means Schedule TO together with all documents included therein pursuant to which the Offer will be made.

“Optional Currency” means euro.

“Original Borrower” means the Facility A Borrower, the Original Facility B Borrower or the Original Facility C Borrower.

“Original Financial Statements” means:

(a)                                  in relation to the Parent the financial information regarding the Parent as set out in the prospectus dated 19 November 2015 and its unaudited consolidated financial statements for the financial half-year ended 31 December 2015; and

(b)                                  in relation to the Company, its unaudited consolidated financial statements for the financial half-year ended 31 December 2015.

“Original Obligor” means the Company, an Original Borrower or the Original Guarantor.

“Outside Date” means 30 November 2016.

“Parent Group” means the Parent and its Subsidiaries from time to time excluding, except as provided for under Clause 21.2 (Financial covenant calculations), any Joint Venture.

“Participating Member State” means any member state of the European Union that adopts or has adopted and in each case continues to adopt the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Financial Indebtedness” means any of the following:

(a)                                  any indebtedness under this Agreement;

(b)                                  any indebtedness arising in respect of a member of the Group to another member of the Group;

(c)                                   any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business and not entered into for speculative purposes;

(d)                                  any guarantee of any Financial Indebtedness of any Borrower or a member of the Group where such guarantee is permitted under this Agreement;

(e)                                   any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution for an obligation of any member of the Group incurred in the ordinary course of trading of the Group which is not required to be treated as Financial Indebtedness in the unaudited consolidated management accounts of the Company in accordance with GAAP;

(f)                                    any Existing Financial Indebtedness except to the extent that the principal amount of that Financial Indebtedness is increased after the Signing Date;

(g)                                   any Financial Indebtedness incurred by a member of the Group to finance the acquisition of or investment in any asset (or any refinancing of such Financial Indebtedness) from a person other than a member of the Group (“External Financial Indebtedness”) provided that the recourse of the provider(s) of such External Financial Indebtedness is limited to:

(i)                                  the acquired asset (or the revenues generated by such acquired asset);

(ii)                               if the acquired asset is a company, the assets of that company, the shares in, and loan claims against, that company and/or the assets of its Subsidiaries; or

(iii)                            any special purpose vehicle set up solely for acquiring the assets and the assets acquired by it,

and, for the avoidance of doubt, with respect to Financial Indebtedness arising in respect of a member of the Group to another member of the Group to finance the acquisition of or investment in any asset, such Financial Indebtedness shall be permitted in accordance with paragraph (b) above;

(h)                                  any Financial Indebtedness of Target and its Subsidiaries existing on the Acquisition Completion Date (including the Target’s Existing Note) provided that the aggregate amount of such Financial Indebtedness does not exceed U.S.$50,000,000.00 (or its equivalent in any other currency/currencies) at any time after the date falling three Months after the Acquisition Completion Date;

(i)                                      any Financial Indebtedness of the members of the Group in the Asia/Pacific region provided that the aggregate amount of such Financial Indebtedness at any time during the term of this Agreement will not exceed Australian dollars 350,000,000 (or the equivalent in any other currency/currencies);

(j)                                     on and from the date on which Facility A is repaid and cancelled in full, any Financial Indebtedness incurred by a member of the Group to finance any strategic target acquisition with a term not exceeding 18 Months;

(k)                                  any other Financial Indebtedness agreed by the Majority Lenders in writing; and

(l)                                      any Financial Indebtedness (when aggregated with the amount of any other indebtedness which constitutes Financial Indebtedness not allowed under paragraphs (a) to (k) above) which does not exceed 5 per cent. of the gross assets of the members of the SE AG Group, calculated on a consolidated basis according to the applicable accounting rules under IFRS as set out in the most recent unaudited consolidated management accounts.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                  (if the currency is euro) two TARGET Days before the first day of that period; or

(b)                                  (for any other currency), two Business Days before the first day of that period,

unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Rating Agencies” means Standard & Poors, Moody’s and Fitch or any replacement rating agency from time to time.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)                                  in relation to EURIBOR:

(i)                                  (other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)                               if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)                                  in relation to LIBOR:

(i)                                  (other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)                               if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means two or more banks appointed as such by the Agent in consultation with the Company (and with the consent of the relevant banks).

“Register” has the meaning given to it in Clause 24.10 (The Register).

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Period” has the meaning given to it in Clause 21 (Financial covenants).

“Repeating Representations” means each of the representations set out in Clauses 19.2 (Status) to 19.7 (Governing law and enforcement) and Clause 19.10 (No default) provided that where the representation in Clause 19.10 (No default) is repeated under Clause 4.2 (Further conditions precedent) in the case of a Rollover Loan, the reference to a Default shall be construed as a reference to an Event of Default.

“Replacement Facility B Borrower” means the Company which becomes the Facility B Borrower in replacement of the Original Facility B Borrower in respect of one or more of Facility B1, Facility B2 and Facility B3 in accordance with Clause 25 (Changes to the Obligors).

“Replacement Lender” has the meaning given to it in Clause 35.7 (Replacement of Lender).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 11 (Form of Resignation Letter).

“Restricted Margin Stock” means, as of any date of determination with respect to an extension of credit under this Agreement (as determined in accordance with Regulations T, U and/or X, as applicable), the maximum amount of Margin Stock which may be subject to the Restrictive Arrangements, such that, as of such date of determination, after applying the proceeds of such credit, not more than 25% of the aggregate value of the assets subject to the Restrictive Arrangements (including the value of such Margin Stock subject to the Restrictive Arrangements) is represented by Margin Stock.

“Restrictive Arrangements” means any restriction on the right or ability of the Group to sell, pledge or otherwise dispose of Margin Stock owned by the Group contained in Clause 22.7 (Negative pledge) of this Agreement.

“Rollover Loan” means one or more Facility C Loans:

(a)                                  made or to be made on the same day that one or more maturing Facility C Loans is or are due to be repaid;

(b)                                  the aggregate amount of which is equal to or less than the amount of the maturing Facility C Loan(s); and

(c)                                   made or to be made to the same Facility C Borrower for the purpose of refinancing the maturing Loan(s).

“SE AG Accession and Replacement” has the meaning given to it in Clause 22.17 (SE AG Accession and Replacement).

“SE AG Group” means the Company and its Subsidiaries from time to time.

“Schedule TO” means a Tender Offer Statement on Schedule TO with respect to the Offer, in accordance with Rule 14d-3 under the Exchange Act, (together with all exhibits, amendments, and supplements thereto).

“Screen Rate” means:

(a)                                  in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)                                  in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“SEC” means the Securities and Exchange Commission.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to a Term Loan.

“Separate Loan” has the meaning given to it in Clause 7 (Repayment).

“Signing Date” means the date of this Agreement.

“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Structure Chart” means the Parent Group structure chart as of 31 December 2015 provided to the Agent as a condition precedent in accordance with this Agreement.

“Sub-Participant Register” has the meaning given to it in Clause 24.11 (The Sub-Participant Register).

“Subsidiary” means an entity:

(a)                                  of which a person has direct or indirect control;

(b)                                  in relation to which a person is entitled to receive more than 50 per cent. of its dividends or distributions; or

(c)                                   which is treated as a subsidiary in the latest financial statements of that person from time to time.

“Substitute Affiliate Lender” has the meaning given to it in Clause 24.12 (Lender Affiliates and Facility Office).

“Substitute Facility Office” has the meaning given to it in Clause 24.12 (Lender Affiliates and Facility Office).

“Support Agreements” means:

(a)                                  tender and support agreements, dated on or around the Signing Date, between the Parent, the Original Facility C Borrower and Merger Sub on the one hand, and each of JWC Mattress Holdings, LLC, Winter Street Opportunities Fund, L.P., JWC Fund III Co-Invest, LLC and John W. Childs 2013 Charitable Remainder Trust, on the other hand; and

(b)                                  support agreements, dated on or around the Signing Date, between the Parent, the Original Facility C Borrower and Merger Sub on the one hand, and each of Berkshire Fund VIII, L.P., Berkshire Fund VIII-A, L.P., Berkshire Investors III LLC, Berkshire Investors IV LLC, Stockbridge Fund, L.P., Stockbridge Absolute Return Fund, L.P., Stockbridge Master Fund (OS), L.P., Stockbridge Partners LLC, Dale R. Carlsen Stock Trust U.D.T August 5, 1997 and Dale R. Carlsen Family Revocable Trust on the other hand.

“Syndication” means the primary syndication of the Facilities.

“Target” means Mattress Firm Holding Corp., a Delaware corporation.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Target Group” means the Target and its Subsidiaries from time to time.

“Target Refinancing” means the refinancing of any Financial Indebtedness of the Target Group existing on the Acquisition Completion Date, including (without limitation) purchase and/or redemption of any bonds or any other debt instruments issued by any member of the Target Group.

“Target’s Existing Note” means the note in a principal amount of U.S.$39,000,000 in favour of TD Bank, N.A., issued on 30 September 2014 by one of the Target’s Subsidiaries.

“Target Shares” means the outstanding shares of the common stock, par value U.S.$0.01 per share, of the Target.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Borrower” means the Facility A Borrower or the Facility B Borrower.

“Term Facility” means Facility A, Facility B1, Facility B2 or Facility B3.

“Termination Date” means the Facility A Termination Date, the Facility B1 Termination Date, the Facility B2 Termination Date, the Facility B3 Termination Date or the Facility C Termination Date.

“Term Loan” means a Facility A Loan, a Facility B1 Loan, a Facility B2 Loan or a Facility B3 Loan.

“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.

“Total Commitments” means the aggregate of the Facility A Commitments, the Facility B1 Commitments, the Facility B2 Commitments, the Facility B3 Commitments and the Facility C Commitments, being U.S.$4,000,000,000 at the Signing Date.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being U.S.$1,800,000,000 as at the Signing Date.

“Total Facility B1 Commitments” means the aggregate of the Facility B1 Commitments, being U.S.$1,000,000,000 as at the Signing Date.

“Total Facility B2 Commitments” means the aggregate of the Facility B2 Commitments, being U.S.$500,000,000 as at the Signing Date.

“Total Facility B3 Commitments” means the aggregate of the Facility B3 Commitments, being U.S.$500,000,000 as at the Signing Date.

“Total Facility C Commitments” means the aggregate of the Facility C Commitments, being U.S.$200,000,000 as at the Signing Date.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                  the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bank Levy” means the bank levy imposed by the UK government as set out in the Finance Act 2011.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Margin Stock” means any Margin Stock which is not Restricted Margin Stock in respect of the Merger.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“US” and “United States” means the United States of America, its territories and possessions.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law providing relief to debtors.

“US Borrower” means a Borrower that is a US Person.

“US Obligation” has the meaning given to it in Clause 18.12 (Guarantee Limitations — for all Obligors).

“US Person” has the meaning given to it in Clause 13.1 (Definitions).

“US Qualifying Lender” has the meaning given to it in Clause 13.1 (Definitions).

“US Tax Obligor” means:

(a)                                  a US Borrower; or

(b)                                  an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“US Withholding Form” means whichever of the following is relevant (including in each case any successor form):

(a)                                  IRS Form W-8BEN or W-8BEN-E,

(b)                                  IRS Form W-8IMY (with appropriate attachments),

(c)                                   IRS Form W-8ECI,

(d)                                  IRS Form W-8EXP,

(e)                                   IRS Form W-9,

(f)                                    in the case of a Lender relying on the so-called “portfolio interest exemption,” IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, or any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 or any other Tax of a similar nature whether of the United Kingdom or elsewhere.

1.2                         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                               “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                                  a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)                               a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                            a provision of law is a reference to that provision as amended or re-enacted; and

(viii)                         a time of day is a reference to London time.

(b)                           Section, Clause and Schedule headings are for ease of reference only.

(c)                            Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                           A Default and an Event of Default is “continuing” if it has not been remedied or waived.

1.3                         Currency symbols and definitions

Any reference in this Agreement to

(a)                                  “U.S.$”, “USD” and “U.S. dollars” is to the lawful currency of the United States of America; and

(b)                                  “€”, “EUR” and “euro” is to the single currency of the Participating Member States.

1.4                         Third Party Rights

(a)                           Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)                           Subject to Clause 35.2 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5                         Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)                                  “the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of The Netherlands;

(b)                                  “works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) having jurisdiction over that person;

(c)                                   a “necessary action to authorise” where applicable, includes without limitation (i) any action required to comply with the Works Council Act of the Netherlands (Wet op de ondernemingsraden) and (ii) obtaining an unconditional positive advice (advies) from the competent works council(s);

(d)                                  “constitutional documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(e)                                   a “director” or “officer” includes any managing director (bestuurder) and “board of directors” includes a board of managing directors (bestuur);

(f)                                    “insolvency proceedings”, or “administration” or “dissolution” (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard), admitted to any other regime set out in the Dutch Bankruptcy Act (Faillissementswet) as amended from time to time other than a moratorium, or dissolved (ontbonden);

(g)                                   any “step” or “procedure” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or under Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act (Invorderingswet 1990);

(h)                                  a “moratorium” includes surséance van betaling and a “moratorium is declared” includes surseance verleend;

(i)                                      an “administrator” includes a bewindvoerder or a beoogd bewindvoerder;

(j)                                     a “liquidator” includes a curator or a beoogd curator;

(k)                                  an “attachment” includes a beslag;

(l)                                      “indemnify” includes vrijwaren;

(m)                              a “security interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any limited right (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); and

(n)                                  a “subsidiary” includes a dochtermaatschappij as defined in Section 2:24a of the Dutch Civil Code.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                         The Facilities

Subject to the terms of this Agreement, the relevant Lenders make available:

(a)                                  to the Facility A Borrower, a multicurrency term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)                                  to the Facility B Borrower, a U.S. dollar term loan facility in an aggregate amount equal to the Total Facility B1 Commitments;

(c)                                   to the Facility B Borrower, a U.S. dollar term loan facility in an aggregate amount equal to the Total Facility B2 Commitments;

(d)                                  to the Facility B Borrower, a U.S. dollar term loan facility in an aggregate amount equal to the Total Facility B3 Commitments; and

(e)                                   to the Facility C Borrowers, a U.S. dollar revolving loan facility in an aggregate amount equal to the Total Facility C Commitments.

2.2                         Increase

(a)                           The Company may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)                                      the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)                                   the Commitments of a Lender in accordance with:

(A)                            Clause 8.1 (Illegality); or

(B)                            paragraph (b) of Clause 8.9 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Commitments relating to the relevant Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)                                the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be a member of the Parent Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)                               each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                  each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                               the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                            any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                           An increase in the Commitments relating to a Facility will only be effective on:

(i)                                      the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                   in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

(c)                            Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                           Unless the Agent otherwise agrees or the increased Commitment is assumed by an Existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of U.S.$3,500 and the Company shall promptly on demand pay the Agent (following consent of the Company) the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)                            The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(f)                             Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                      an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                   the “New Lender” were references to that “Increase Lender”; and

a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3                         Finance Parties’ rights and obligations

(a)                           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                           The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                            A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)                           Each Borrower confirms that in entering into this Agreement it is acting for its own account.

2.4                         Obligors’ Agent

(a)                           Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                      the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                   each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                           Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                                PURPOSE

3.1                         Purpose

(a)                           Each Term Borrower shall apply all amounts borrowed by it under any Term Facility towards:

(i)                                      financing the Acquisition;

(ii)                                   payment of the Acquisition Costs; and

(iii)                                the Target Refinancing.

(b)                           Each Facility C Borrower shall apply all amounts borrowed by it under Facility C towards:

(i)                                      financing the general corporate purposes of the Facility C Borrower and its Subsidiaries;

(ii)                                   payment of the Acquisition Costs (but not, for the avoidance of doubt, financing the Acquisition); and

(iii)                                the Target Refinancing.

3.2                         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                CONDITIONS OF UTILISATION

4.1                         Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(a)                           Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, each Lender authorises (but does not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                         Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation other than one to which Clause 4.3 (Utilisations during the Certain Funds Period) applies, if on the proposed Utilisation Date:

(a)                                  in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(b)                                  the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)                                   in relation to a Utilisation under Facility C, the Agent has received evidence that:

(i)                                  the Existing Target ABL Facility has (x) been repaid and cancelled in full on or before the relevant Utilisation Date; or (y) will be repaid and cancelled in full using the proceeds of that Utilisation; and

(ii)                               all the Lenders have confirmed that any “know your customer” or other similar checks on the Original Facility C Borrower which they are required to undertake have been satisfied under all applicable laws and regulations.

4.3                         Utilisations during the Certain Funds Period

(a)                           Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation for the purposes set out in paragraphs (a), (b)(ii) and (b)(iii) of Clause 3.1 (Purpose) during the Certain Funds Period if, on the proposed Utilisation Date:

(i)                                      no Change of Control has occurred;

(ii)                                   in relation to a Lender and a Loan, the terms of Clause 8.1 (Illegality) do not apply (provided that such event shall not release the other Lenders from their obligation to make available the relevant Loan in accordance with the terms of this Clause 4.3);

(iii)                                no Major Default is continuing or would result from the making of the Loan;

(iv)                               all the Major Representations are true in all material respects; and

(v)                                  in relation to a Utilisation under Facility C, the Agent has received evidence that:

(i)                                  the Existing Target ABL Facility has (x) been repaid and cancelled in full on or before the relevant Utilisation Date; or (y) will be repaid and cancelled in full using the proceeds of that Utilisation; and

(ii)                               all the Lenders have confirmed that any “know your customer” or other similar checks on the Original Facility C Borrower which they are required to undertake have been satisfied under all applicable laws and regulations.

(b)                           During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Finance Parties shall be entitled to:

(i)                                      cancel any of its Commitments to the extent to do so would prevent or limit the making of a Loan;

(ii)                                   rescind, terminate or cancel any Finance Document or any Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents or under any applicable law or take any other action to the extent to do so would prevent or limit the making of a Loan,

(iii)                                refuse or fail to make or participate in the making of a Loan;

(iv)                               exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of a Loan; or

(v)                                  cancel, accelerate, make demand for or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Loan, provided that immediately upon the expiry of the Certain Funds Period (but subject to Clause 23.15 (Clean Up Period)) all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.4                         Maximum number of Loans

(a)                           A Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation:

(i)                                      more than 2 Facility A Loans would be outstanding;

(ii)                                   more than 4 Facility B1 Loans would be outstanding;

(iii)                                more than 4 Facility B2 Loans would be outstanding;

(iv)                               more than 4 Facility B3 Loans would be outstanding; or

(v)                                  more than 5 Facility C Loans would be outstanding.

(b)                           Any Separate Loan shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                         Delivery of a Utilisation Request

A Facility A Borrower, Facility B Borrower or Facility C Borrower (or, in each case, the Company on its behalf) may utilise any Facility in respect of which it is a Borrower by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                         Completion of a Utilisation Request

(a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Borrower for the relevant Loan;

(ii)                                   it identifies the Facility to be utilised;

(iii)                                the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)                               the currency and the amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(v)                                  the proposed Interest Period complies with Clause 10 (Interest Periods);

(vi)                               in relation to a Utilisation under Facility B1, Facility B2 or Facility B3:

(i)                                  Facility A has been or will be utilised (or cancelled) in full on or before the proposed Utilisation Date; and

(ii)                               Facility B1, Facility B2 and Facility B3 will be utilised on the same Utilisation Date by a pro rata amount of the Available Facility under Facility B1, Facility B2 and Facility B3;

(vii)                            in relation to a Utilisation under Facility C, Facility A and/or Facility B1, Facility B2 and/or Facility B3 has been or will be utilised on or before the proposed Utilisation Date; and

(viii)                         it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London) to which the proceeds of the Utilisation are to be credited.

(b)                           Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Acquisition Completion Date. Only one Loan may be requested in each subsequent Utilisation Request.

5.3                         Currency and amount

(a)                           The currency specified in a Utilisation Request must be:

(i)                                      in relation to Facility B1, Facility B2, Facility B3 or Facility C, the Base Currency; and

(ii)                                   in relation to Facility A, the Base Currency or the Optional Currency.

(b)                           The amount of the proposed Utilisation must be:

(i)                                      for Facility A:

(A)                            if the currency selected is the Base Currency, a minimum of U.S.$10,000,000 (and integral multiples of U.S.$5,000,000) or, if less, the Available Facility; or

(B)                            if the currency selected is euro, a minimum of EUR10,000,000 (and integral multiples of EUR5,000,000) or, if less, the Available Facility.

(ii)                                   for Facility B1, an amount equal to U.S.$10,000,000 (and integral multiples of U.S.$5,000,000) or, if less, the Available Facility;

(iii)                                for Facility B2, an amount equal to U.S.$10,000,000 (and integral multiples of U.S.$5,000,000) or, if less, the Available Facility;

(iv)                               for Facility B3, an amount equal to U.S.$10,000,000 (and integral multiples of U.S.$5,000,000) or, if less, the Available Facility;

(v)                                  for Facility C, an amount equal to U.S.$10,000,000 (and integral multiples of U.S.$5,000,000]) or, if less, the Available Facility;

and in any event such that its Base Currency Amount utilised for each Facility is less than or equal to the applicable Available Facility.

5.4                         Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met and subject to Clause 7.6 (Repayment of Facility C Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment in respect of the relevant Facility to the Available Facility in respect of the relevant Facility immediately prior to making the Loan.

(c)                            The Agent shall determine the Base Currency Amount of each Facility A Loan which is to be made in the Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, in the case of a Facility C Loan and if different, the amount of that participation to be made available in accordance with Clause 29.1 (Payments to the Agent), in each case by the Specified Time.

5.5                         Cancellation of Commitment

(a)                           The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)                           The Facility B1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B1.

(c)                            The Facility B2 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B2.

(d)                           The Facility B3 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B3.

(e)                            The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility C.

6.                                OPTIONAL CURRENCIES

6.1                         Selection of currency

(a)                           The Facility A Borrower (or the Company on behalf of the Facility A Borrower) shall select the currency of a Facility A Loan:

(i)                                      (in the case of an initial Utilisation) in a Utilisation Request; and

(ii)                                   (afterwards in relation to a Facility A Loan made to it) in a Selection Notice.

(b)                           If the Facility A Borrower (or the Company on behalf of the Facility A Borrower) fails to issue a Selection Notice in relation to a Facility A Loan, it shall be deemed to have requested that the Loan will remain denominated for its next Interest Period in the same currency as that in which it is denominated, pursuant to paragraph (a) above, for its current Interest Period.

(c)                            If the Facility A Borrower (or the Company on behalf of the Facility A Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Facility A Borrower and the Lenders and the Facility A Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2                         Change of currency

(a)                           If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

(i)                                      if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent’s Spot Rate of Exchange at the Specified Time;

(ii)                                   if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

(iii)                                (unless the Agent and the Facility A Borrower agree otherwise in accordance with paragraph (b) below) the Facility A Borrower shall repay it on the last day of the first Interest Period in the currency in which it was denominated, pursuant to this Clause 6, for that Interest Period; and

(iv)                               (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 6.4 (Agent’s calculations).

(b)                           If the Agent and the Facility A Borrower agree, the Agent shall:

(i)                                      apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A Loan is denominated, pursuant to this Clause 6, for the first Interest Period; and

(ii)                                   use the amount it purchases in or towards satisfaction of the Facility A Borrower’s obligations under paragraph (a)(iii) above.

(c)                            If the amount purchased by the Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the Facility A Borrower, the Agent shall promptly notify the Facility A Borrower and the Facility A Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan for the first Interest Period) equal to the difference.

(d)                           If paragraph (b) above applies and any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the Facility A Borrower, the Agent shall promptly notify the Facility A Borrower and pay the Facility A Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

6.3                         Same Optional Currency during successive Interest Periods

(a)                           If a Facility A Loan is to be denominated, pursuant to this Clause 6, in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent’s Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

(i)                                      if the amount calculated is less than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify the Facility A Borrower and the Facility A Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

(ii)                                   if the amount calculated is more than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b)                           If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods converted into the Base Currency at the Agent’s Spot Rate of Exchange used in calculating the Base Currency Amount of that Loan has increased or decreased by less than 5 per cent. compared to its Base Currency Amount (taking into account any payments made pursuant to paragraph (a) above), no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.4                         Agent’s calculations

(a)                           All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Facility A Loans to be made on the last day of the first Interest Period.

(b)                           Each Lender’s participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.                                REPAYMENT

7.1                         Repayment of Facility A Loans

The Facility A Borrower shall repay each Facility A Loan in full on the Facility A Termination Date.

7.2                         Repayment of Facility B1 Loans

The Facility B Borrower shall repay each Facility B1 Loan in full on the Facility B1 Termination Date.

7.3                         Repayment of Facility B2 Loans

The Facility B Borrower shall repay each Facility B2 Loan in full on the Facility B2 Termination Date.

7.4                         Repayment of Facility B3 Loans

The Facility B Borrower shall repay each Facility B3 Loan in full on the Facility B3 Termination Date.

7.5                         Reborrowing

No Term Borrower may reborrow any part of a Term Facility which is repaid.

7.6                         Repayment of Facility C Loans

(a)                           Subject to paragraph (c) below, each Facility C Borrower which has drawn a Facility C Loan shall repay that Facility C Loan in full on the last day of its Interest Period.

(b)                           Without prejudice to each Facility C Borrower’s obligation under paragraph (a) above, if:

(i)                                      one or more Facility C Loans are to be made available to a Facility C Borrower:

(A)                            on the same day that a maturing Facility C Loan is due to be repaid by that Facility C Borrower;

(B)                            in the same currency as the maturing Facility C Loan; and

(C)                            in whole or in part for the purpose of refinancing the maturing Facility C Loan; and

(ii)                                   the proportion borne by each Lender’s participation in the maturing Facility C Loan to the amount of that maturing Facility C Loan is the same as the proportion borne by that Lender’s participation in the new Facility C Loans to the aggregate amount of those new Facility C Loans, the aggregate amount of the new Facility C Loans shall, unless the relevant Facility C Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility C Loan so that:

(A)                            if the amount of the maturing Facility C Loan exceeds the aggregate amount of the new Facility C Loans:

1.                                   the relevant Facility C Borrower will only be required to make a payment under Clause 29.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

2.                                   each Lender’s participation in the new Facility C Loans shall be treated as having been made available and applied by the Facility C Borrower in or towards repayment of that Lender’s participation in the maturing Facility C Loan and that Lender will not be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans; and

(B)                            if the amount of the maturing Facility C Loan is equal to or less than the aggregate amount of the new Facility C Loans:

1.                                   the relevant Facility C Borrower will not be required to make a payment under Clause 29.1 (Payments to the Agent); and

2.                                   each Lender will be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Facility C Loans only to the extent that its participation in the new Facility C Loans exceeds that Lender’s participation in the maturing Facility C Loan and the remainder of that Lender’s participation in the new Facility C Loans shall be treated as having been made available and applied by the relevant Facility C Borrower in or towards repayment of that Lender’s participation in the maturing Facility C Loan.

(c)                            At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Facility C Loans then outstanding will be automatically extended to the Termination Date applicable to Facility C and will be treated as separate Facility C Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)                           If the Facility C Borrower makes a prepayment of a Facility C Loan pursuant to Clause 8.8 (Voluntary prepayment of Facility C Loans), a Facility C Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than five Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)                            Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by a Facility C Borrower (or the Company on behalf of a Facility C Borrower) by the time and date specified by the Agent (acting reasonably) and will be payable by that Facility C Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)                             The terms of this Agreement relating to Facility C Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

7.7                         Facility A Extension Option

(a)                           Provided that no Default is continuing, the Company may, by delivering a request to the Agent in substantially the form set out in Schedule 9 (Form of Facility A Extension Request) (the “Facility A First Extension Request”) not more than 45 days and not less than 15 days before the Facility A Initial Termination Date, request that the Facility A Initial Termination Date be extended to the date falling six Months after the Facility A Initial Termination Date (the “Facility A First Extended Termination Date”).

(b)                           Following receipt of the Facility A First Extension Request by the Agent and subject to payment of an extension fee under Clause 12.5 (Facility A Extension fee), the Facility A Termination Date shall be extended to the Facility A First Extended Termination Date.

(c)                            If the Facility A Termination Date has been extended to the Facility A First Extended Termination Date, provided that no Default is continuing, the Company may, by delivering a request to the Agent in substantially the form set out in Schedule 9 (Form of Facility A Extension Request) (the “Facility A Second Extension Request”) not more than 45 days and not less than 15 days before the Facility A First Extended Termination Date, request that the Facility A Termination Date be extended to the date falling six Months after the Facility A First Extended Termination Date (the “Facility A Second Extended Termination Date”).

(d)                           Upon receipt of the Facility A Second Extension Request by the Agent and subject to payment of an extension fee under Clause 12.5 (Facility A Extension fee), the Facility A Termination Date shall be extended to the Facility A Second Extended Termination Date.

(e)                            The Agent will promptly notify the relevant Lenders if it receives a Facility A Extension Request.

(f)                             Each Facility A Extension Request is irrevocable.

8.                                PREPAYMENT AND CANCELLATION

8.1                         Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                                  that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                  upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)                                   each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation so repaid.

8.2                         Change of control

In the event of a Change of Control (as defined in paragraph (b) below):

(a)

(i)                                  the Company shall promptly notify the Agent upon becoming aware of a Change of Control and shall inform the Agent whether it wishes to enter into negotiations with the Lenders with a view to continuing the Facilities;

(ii)                               the Lenders shall, upon request of the Company, such request to be given no later than the date falling 10 Business Days after notification by the Company pursuant to paragraph (i) above, enter into good faith negotiations with the Company with a view to continuing the Facilities for a negotiation period of up to 30 days (or such longer period as specified to the Company by the Agent on the instructions of the Majority Lenders) from the date of receipt by the Agent of the written notice of the Company and upon the expiry thereof, the Agent shall as soon as reasonably practicable notify the Lenders (the “Agent Notice”); and

(iii)                            unless otherwise agreed by all Lenders, each Lender may, within one week of receipt of the Agent Notice or, if there are no negotiations under paragraph (ii) above, the date falling 10 Business Days after notification by the Company under paragraph (i) above, notify the Agent who shall, by notification to the Company, cancel that Lender’s participations in each of the Facilities in respect of which it is a Lender and declare that Lender’s participation in any outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents due and payable on the earlier of (a) the last day of each Interest Period of the respective Loans and (b) the date falling 25 days after the date on which the Agent dispatches the Agent Notice or, if there are no negotiations under paragraph (ii) above, the date falling 10 Business Days after notification by the Company under paragraph (i) above, whereupon that Lender’s participations in the relevant Facilities will be cancelled and all such outstanding amounts will become due and payable on such date.

(b)                                  “Change of Control” means:

(i)                                  an Obligor, other than the Parent, ceasing to be a wholly owned Subsidiary of the Parent either directly or indirectly; or

(ii)                               any person or group of persons acting in concert gains direct or indirect control of the Parent, where:

(A)                            “control” of the Parent means:

(a)                       the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)                         cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of the Parent;

(ii)                      appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(iii)                   give directions with respect to the operating and financial policies of the Parent with which the directors or other equivalent officers of the Parent are obliged to comply;

(b)                       the holding beneficially of more than 50 per cent of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(B)                            “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate control of the Parent.

8.3                         SE AG Accession and Replacement

If, at 11:59 p.m. on 30 September 2017 (the “Longstop Date”), the Parent has not provided guarantees and security in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders) in accordance with paragraph (b) of Clause 22.17 (SE AG Accession and Replacement) and if a Lender so requires and notifies the Agent within 10 Business Days of the Longstop Date, the Agent shall, by not less than 15 Business Days’ notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

8.4                         Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues

(a)                           For the purposes of this Clause 8.4:

“Debt Capital Markets Issue” means the issue of any bond, debenture, note or other debt security by any Obligor or any other member of the Group to any person that is not a member of the Group, in each case that is capable of being quoted, listed or traded on any stock exchange or in any securities market or over-the-counter market (including any US private placements) and the maturity of which is greater than one year.

“Equity Capital Markets Issue” means any equity capital raising by any Obligor or any other member of the Group (other than from another member of the Group), including any cash issues of any new equity, convertible securities, equity-linked securities, hybrid instruments, other equity instruments or securities or debt instruments having the characteristics of equity instruments but excluding any Excluded Equity Capital Markets Issue.

“Excluded Debt Capital Markets Issue Proceeds” means the proceeds of any debt capital markets issuance or issuances to be applied towards:

(a)                                  the refinancing or replacement of:

(i)                                  the EUR730,000,000 Schuldscheindarlehen issued by Steinhoff Europe AG on 12 June 2015 and 22 July 2015 with maturities ranging between 5, 7 and 10 years;

(ii)                               the US Private Placement Note Purchase agreement dated 25 April 2012 for U.S.$200,000,000, as arranged for Steinhoff Europe AG against the issue of U.S.$ and Euro notes due 2019 and 2022; and

(iii)                            any bond or convertible instrument existing on the Signing Date, provided that the principal amount of such debt capital markets issuance or issuances does not exceed the principal amount of such existing bond or convertible instrument; and

(b)                                  financing the domestic business of the Parent Group in Africa, provided that the proceeds of such debt capital markets issuance or issuances are in a local currency.

“Excluded Equity Capital Markets Issue” means:

(a)                                  any issue of new equity, convertible securities, equity-linked securities, hybrid instruments, other equity instruments or securities or debt instruments having the characteristics of equity instruments to be applied towards the payment of non-cash consideration for the acquisition, by any Obligor or any member of the Group, of another entity or business or undertaking; and

(b)                                  any private placement equity issue, the proceeds of which are less than EUR50,000,000 (or an equivalent amount in another currency or currencies) in respect of any individual issue.

“Net Debt Capital Markets Issue Proceeds” means the cash proceeds of any Debt Capital Markets Issue received by the relevant issuer, after deducting all fees and transaction costs and expenses incurred in connection with:

(i)                                      the raising of those proceeds;

(ii)                                   the transfer of such proceeds to the Facility B Borrower in order to comply with the prepayment provision; and

(iii)                                any taxes paid (or estimated by any Obligor or any other member of the Group to be or become payable) as a result of the raising of such proceeds (or transferring such proceeds to the Facility B Borrower), in each case, except for Excluded Debt Capital Markets Issue Proceeds.

“Net Equity Capital Markets Issue Proceeds” means the cash proceeds of any Equity Capital Markets Issue received by or on behalf of any Obligor or any member of the Group, after deducting all fees and transaction costs and expenses incurred in connection with:

(i)                                      the raising of those proceeds;

(ii)                                   the transfer of such proceeds to the Facility A Borrower in order to comply with the prepayment provision; and

(iii)                                any taxes paid (or estimated by any Obligor or any other member of the Group to be or become payable) as a result of the raising of such proceeds (or transferring such proceeds to the Facility A Borrower).

(b)                           Where any Net Equity Capital Markets Issue Proceeds are received by any Obligor or any member of the Group, the Company shall notify the Agent promptly following such receipt and shall ensure that the Available Commitments under Facility A are cancelled and/or the Facility A Borrower prepays Facility A Loans in an amount equal to any Net Equity Capital Markets Issue Proceeds in the order of application contemplated by Clause 8.5 (Application of mandatory prepayments of Net Equity Capital Markets Issue Proceeds and Net Debt Capital Markets Issue Proceeds).

(c)                            Subject to paragraph (d) below, where any Net Debt Capital Markets Issue Proceeds are received by any Obligor or any member of the Group, the Company shall notify the Agent promptly following such receipt and shall ensure that the Available Commitments under Facility B1 are cancelled and/or the Facility B Borrower prepays Facility B1 Loans in an amount equal to any Net Debt Capital Markets Issue Proceeds in the order of application contemplated by Clause 8.5 (Application of mandatory prepayments of Net Equity Capital Markets Issue Proceeds and Net Debt Capital Markets Issue Proceeds).

(d)                           The Company shall have no obligation to ensure that the Available Commitments under Facility B1 are cancelled and/or the Facility B Borrower prepays Facility B1 Loans in accordance with paragraph (c) above, if Net Debt Capital Markets Issue Proceeds in an aggregate amount of U.S.$500,000,000 or more have already been applied towards such cancellation and/or prepayment.

8.5                         Application of mandatory prepayments of Net Equity Capital Markets Issue Proceeds and Net Debt Capital Markets Issue Proceeds

(a)                           A prepayment or cancellation of Facility A Commitments arising from the receipt of Net Equity Capital Markets Issue Proceeds under Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues) shall be applied:

(i)                                      first, in prepayment pro rata of any outstanding Facility A Loans (and to the extent that the amount to be prepaid is not sufficient to prepay all outstanding Facility A Loans, the Company may specify the Facility A Loans to be prepaid); and

(ii)                                   second, in cancellation of Available Commitments under Facility A (and the Available Commitments under Facility A will be cancelled rateably).

Any excess Net Equity Capital Markets Issue Proceeds thereafter may be retained by the relevant Obligor or member of the Group.

(b)                           A prepayment or cancellation of Facility B1 Commitments arising from the receipt of Net Debt Capital Markets Issue Proceeds under Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues) shall be applied:

(i)                                      first, in prepayment pro rata of any outstanding Facility B1 Loans (and to the extent that the amount to be prepaid is not sufficient to prepay all outstanding Facility B1 Loans, the Company may specify the Facility B1 Loans to be prepaid); and

(ii)                                   second, in cancellation of Available Commitments under Facility B1 (and the Available Commitments under Facility B1 will be cancelled rateably).

Any excess Net Debt Capital Markets Issue Proceeds (after the application of paragraph (c) of Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues) thereafter may be retained by the relevant Obligor or member of the Group.

(c)                            Any amount to be applied in prepayment of any Facility A Loan or Facility B1 Loan under paragraph (a) or (b) above shall be applied on the last day of the then current Interest Period relating to that Facility A Loan or Facility B1 Loan (as applicable) or, if such last day is less than five Business Days after the receipt of those proceeds, at the Company’s option, on the last day of the next Interest Period relating to that Facility A Loan or Facility B1 Loan (as applicable).

(d)                           Any cancellation of Available Commitments under this Clause 8.5 shall take effect on the date on which the Net Equity Capital Markets Issue Proceeds or Net Debt Capital Markets Issue Proceeds are notified to the Agent in accordance with paragraph (b) of Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues) or, if Facility A Loans or Facility B1 Loans are outstanding which are required to be prepaid in accordance with this Clause 8.5, on the same day on which those Facility A Loans or Facility B1 Loans must be prepaid in accordance with paragraph (b) above.

(e)                            The Agent shall notify the Lenders as soon as possible of any mandatory prepayment of any Facility A Loans or Facility B1 Loans or cancellation of Facility A Commitments or Facility B1 Commitments to be made under Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues).

8.6                         Voluntary cancellation

The Company may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of the Available Facility for any of the Facilities (being a minimum amount of U.S.20,000,000 or if the relevant Available Facility is less, the relevant Available Facility). Any cancellation under this Clause 8.6 shall reduce the Commitments of the Lenders in respect of the relevant Facility rateably.

8.7                         Voluntary prepayment of Term Loans

(a)                           A Borrower to which a Term Loan has been made may, if it (or the Company on its behalf) gives the Agent not less than 15 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of U.S.$20,000,000 or, if less, all outstanding Term Loans under that Facility).

(b)                           Any prepayment of a Term Loan pursuant to this Clause 8.7 shall be applied pro rata to each Lender’s participation in that Term Loan.

(c)                            A Term Loan may only be prepaid after the last day of the relevant Availability Period (or, if earlier, the day on which the Available Facility is zero).

8.8                         Voluntary prepayment of Facility C Loans

A Facility C Borrower to which a Facility C Loan has been made may, if it (or the Company on its behalf) gives the Agent not less than 15 Business Days’ (or such shorter period as the Majority

Lenders may agree) prior notice, prepay the whole or any part of a Facility C Loan (but if in part, being an amount that reduces the Base Currency Amount of that Facility C Loan by a minimum amount of U.S.$20,000,000 or, if less, all outstanding Facility C Loans).

8.9                         Right of replacement or repayment and cancellation in relation to a single Lender

(a)                           If:

(i)                                      any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)                                   any Lender claims indemnification under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs);

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                           On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                            On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the relevant Borrower shall repay that Lender’s participation in that Loan.

(d)                           The Company may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                            The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                                in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                               the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)                             A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g)

(i)                                      If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender.

(ii)                                   On the notice referred to in paragraph (i) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)                                The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

8.10                  Restrictions

(a)                           Any notice of cancellation or prepayment given by any Party under this Clause 8.10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                           Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                            No Term Borrower may reborrow any part of a Term Facility which is repaid or prepaid.

(d)                           Unless a contrary indication appears in this Agreement, any part of Facility C which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)                            No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                             Subject to Clause 2.2 (Increase) no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                            If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)                           If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation pursuant to this paragraph (h) shall reduce the Commitments of the Lenders rateably.

SECTION 5

COSTS OF UTILISATION

9.                                INTEREST

9.1                         Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Margin applicable to that Facility; and

(b)                                  LIBOR or, in relation to any Facility A Loan in euro, EURIBOR.

9.2                         Payment of interest

(a)                           The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period for that Loan (and, if the Interest Period is longer than six Months, on the dates falling at six-Monthly intervals after the first day of the Interest Period).

(b)                           If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent annual audited consolidated financial statements of the Parent for the relevant period, the Margin will instead be calculated by reference to those subsequent annual audited consolidated financial statements of the Parent. If, in this event, any amount of interest has been paid by a Borrower on the basis of the Compliance Certificate, that Borrower shall immediately pay to the Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the subsequent annual audited consolidated financial statements.

9.3                         Default interest

(a)                           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                           If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                      the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                   the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent. per annum and the rate which would have applied if the overdue amount had not become due.

(c)                            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                         Notification of rates of interest and Credit Rating

(a)                           The Agent shall promptly notify the relevant Lenders and the Company of the determination of a rate of interest under this Agreement.

(b)                           The Agent shall promptly notify the Company of each Funding Rate relating to a Loan.

(c)                            The Company shall promptly notify the Agent of any change in or, as the case may be, any withdrawal or cessation of, any Credit Rating of the Parent by Moody’s, Standard & Poor’s and/or Fitch.

9.5                         Interest Rate Limitation

Notwithstanding anything in this Agreement to the contrary, if at any time the interest rate applicable to any Utilisation in respect of Facility C, together with all fees, charges and other amounts which are treated as interest on such Utilisation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Utilisation in accordance with applicable law, the rate of interest payable in respect of such Utilisation, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Utilisation but were not payable as a result of the operation of this Clause 9.5 shall be cumulated and the interest and Charges payable to such Lender in respect of other Utilisation or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate (to the extent permitted by applicable law) to the date of repayment, shall have been received by such Lender.

10.                         INTEREST PERIODS

10.1                  Selection of Interest Periods

(a)                           A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan, in respect of any Term Loan that has already been borrowed, in the Selection Notice for that Term Loan.

(b)                           Each Selection Notice for a Term Loan is irrevocable, unconditional and must be delivered to the Agent by a Term Borrower (or the Company on behalf of a Term Borrower) to which that Term Loan was made not later than the Specified Time.

(c)                            If a Term Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                           Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower (or the Company) and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(e)                            An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)                             Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                            A Facility C Loan has one Interest Period only.

10.2                  Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3                  Consolidation and division of Term Loans

(a)                           If two or more Interest Periods:

(i)                                      relate to Term Loans made under the same Facility and in the same currency;

(ii)                                   relate to Term Loans made to the same Borrower; and

(iii)                                end on the same date,

those Term Loans will, unless that Term Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

(b)                           A Borrower (or the Company on behalf of a Borrower) may not request that a Term Loan be divided.

11.                         CHANGES TO THE CALCULATION OF INTEREST

11.1                  Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                  Market disruption

(a)                           If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                      the applicable Margin; and

(ii)                                   the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling one Business Day prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)                           If a Market Disruption Event occurs the Agent shall, as soon as is practicable upon becoming aware of the same but in any event within five Business Days since the occurrence of such event, notify the Company.

(c)                            In this Agreement “Market Disruption Event” means:

(i)                                      at or about noon on the Quotation Day for the relevant Interest Period LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                                   before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable EURIBOR.

11.3                  Alternative basis of interest or funding

(a)                           If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                           Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4                  Break Costs

(a)                           Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                           Each Lender shall, together with its demand, provide a certificate confirming the amount and basis of calculation (in reasonable detail) of its Break Costs for any Interest Period in which they accrue.

12.                         FEES

12.1                  Upfront fee

The Company shall pay to the Agent (for the account of each Arranger) an upfront fee in the amount and at the times agreed in a Fee Letter.

12.2                  Commitment fee

(a)                           The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)                                      20 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A;

(ii)                                   20 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under Facility B1 for the Availability Period applicable to Facility B1;

(iii)                                20 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under Facility B2 for the Availability Period applicable to Facility B2;

(iv)                               20 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under Facility B3 for the Availability Period applicable to Facility B3;

(v)                                  35 per cent. per annum of the applicable Margin on that Lender’s Available Commitment under Facility C for the Availability Period applicable to Facility C.

(b)                           The accrued commitment fee in respect of each Facility is payable on the last day of each successive period of three Months which ends during the Availability Period applicable to that Facility, on the last day of the Availability Period applicable to that Facility and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)                            No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.3                  Utilisation fee

(a)                           The Company shall (or shall procure that another Obligor will) pay to the Agent for distribution to each Lender pro rata to the proportion such Lender’s Facility C Commitment bears to the aggregate Total Facility C Commitments at the close of business on each day, a utilisation fee in U.S. dollars computed at the following rates:

(i)                                      at any time when the percentage of the aggregate amount of the outstanding Facility C Loans to Total Facility C Commitments is less than or equal to 33.3 per cent., 0.10 per cent. per annum;

(ii)                                   at any time when the percentage of the aggregate amount of the outstanding Facility C Loans to Total Facility C Commitments is greater than 33.3 per cent. but less than or equal to 66.67 per cent., 0.20 per cent. per annum; and

(iii)                                at any time when the percentage of the aggregate amount of the outstanding Facility C Loans to Total Facility C Commitments is greater than 66.67 per cent., 0.30 per cent. per annum, in each case on the aggregate outstanding Facility C Loans at the close of business of each day.

(b)                           The utilisation fee is calculated and accrues on a daily basis and is payable in arrear on the last day of each successive period of three Months which ends during the Facility C Availability Period and on the last day of the Facility C Availability Period. The accrued utilisation fee is also payable to the Agent for a Lender on the date that its Facility C Commitment is cancelled and its participation in the Facility C Loans prepaid or repaid in full.

12.4                  Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.5                  Facility A Extension fee

On the Facility A Initial Termination Date (if the Company has delivered the Facility A First Extension Request) and on the Facility A First Extended Termination Date (if the Company has delivered the Facility A Second Extension Request), the Company shall pay to the Agent (for the account of the Lenders) an extension fee of 0.30 per cent. on each Lender’s participation in the Facility A Loans outstanding on that date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                         TAX GROSS UP AND INDEMNITIES

13.1                  Definitions

In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by an Obligor in respect of Tax under any Finance Document.

“US Person” means a “United States person” as defined in Section 7701(a)(30) of the Code and includes an entity that is disregarded as separate from a United States person (as defined in such section) for US federal income tax purposes.

“US Qualifying Lender” means a Lender which is:

(i)                                      a US Person;

(ii)                                   a US Treaty Lender; or

(iii)                                otherwise would be entitled to receive all payments under the Finance Documents without deduction or withholding of any US federal withholding Taxes (excluding any Taxes imposed under FATCA) if such payments were made by a US Tax Obligor.

“US Treaty Lender” means a Lender which:

(i)                                      is treated as a resident (for purposes of the applicable treaty) in a jurisdiction having a double taxation treaty with the United States which makes provisions for full exemption from US federal withholding Taxes on payments under the Finance Documents;

(ii)                                   does not carry on a business in the United States through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)                                fulfils any conditions which must be fulfilled under the treaty for residents of such jurisdiction to obtain full exemption from US federal withholding Taxes on payments to that Lender under a Finance Document if such payments were made by a US Tax Obligor.

13.2                  Tax gross-up

(a)                           Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                           If a Tax Deduction is required by law to be made by an Obligor or the Agent, the amount of the payment due from the relevant Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(c)                            A payment shall not be increased under paragraph (b) above by reason of a Tax imposed by the United States if, on the date the payment falls due:

(i)                                      the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority binding on such Lender; or

(ii)                                   that Lender has not complied with its obligations under paragraph (b) of Clause 13.5 (Lender status confirmation).

(d)                           If an Obligor is required to make a Tax Deduction, that Obligor shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)                            Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the relevant Obligor shall deliver to the Agent for the relevant Finance Party an original receipt (or certified copy thereof) or, if unavailable, other evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant tax authority.

13.3                  Tax indemnity

(a)                           Except as provided below, the Company shall (or shall procure that an Obligor will) indemnify a Finance Party against any loss or liability which that Finance Party determines has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)                           Paragraph (a) above does not apply:

(i)                                      to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(A)                            that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

(B)                            that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose,

(ii)                                   to any tax which is attributable to any Bank Levy; or

(iii)                                to the extent a loss, liability or cost:

(A)                            is compensated for by an increased payment under Clause 13.2 (Tax gross-up);

(B)                            would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (c) of Clause 13.2 (Tax gross-up) applied;

(C)                            to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

(c)                            A Finance Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Company of the event which will give, or has given, rise to the claim.

13.4                  Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                  a Tax Credit is attributable to that Tax Payment; and

(b)                                  it has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

the Finance Party shall pay an amount to the relevant Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by that Obligor.

13.5                  Lender Status Confirmation

(a)                           Each Lender represents that it is a US Qualifying Lender and agrees that, in the event that it ceases to be a US Qualifying Lender, it shall promptly notify the Company and the Agent.

(b)                           Each Lender (or assignee or transferee) shall deliver to the Company and the Agent two copies of US Withholding Forms which are properly completed and duly executed by such Lender and claiming complete exemption from the US federal withholding tax that would apply to payments of interest under this Agreement and any other Finance Document if such payments of interest were treated for US federal income tax purposes as US source interest. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Company and the Agent at any time it determines that it is no longer legally able to provide any previously delivered certificate to the Company or the Agent (or any other form of certification adopted by the US taxing authorities for such purpose). Notwithstanding any other provision of this paragraph (b), a Lender shall not be required to deliver any form pursuant to this paragraph (b) that such Lender is not legally able to deliver.

13.6                  Stamp taxes

The Company shall (or shall procure that an Obligor will) within five Business Days of demand pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

13.7                  VAT

(a)                           All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to that Party).

(b)                           If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Relevant Party shall also pay to the Supplier (if that Supplier is required to account for the VAT) or the Recipient (if the Recipient is required to account for the VAT) (in addition to and at the same time as paying that amount) an amount equal to the amount of VAT. The Recipient shall promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(c)                            Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time reimburse and indemnify (as the case may be) the Finance Party against all VAT incurred by the Finance Party in respect of such costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)                           Any reference in this Clause to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a Participating Member State)).

(e)                            If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, the Party shall promptly give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply.

13.8                  FATCA Information

(a)                           Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)                                      confirm to that other Party whether it is:

(A)                            a FATCA Exempt Party; or

(B)                            not a FATCA Exempt Party;

(ii)                                   supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                                supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                           If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                            Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                      any law or regulation;

(ii)                                   any fiduciary duty; or

(iii)                                any duty of confidentiality.

(d)                           If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                            If the Borrower is a US Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)                                      where such Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the Signing Date; or

(ii)                                   where such Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)                                where such Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)                            a withholding certificate on IRS Form W-8, IRS Form W-9 or any other relevant form; or

(B)                            any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                             The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)                            If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)                           The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above

13.9                  FATCA Deduction

(a)                           Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                           Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

14.                         INCREASED COSTS

14.1                  Increased costs

(a)                           Subject to Clause 14.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation made, in each case, after the Signing Date; or (iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV; or (iv) the implementation or application of or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and any law or regulation made under, or issued in connection with, the Dodd-Frank Act.

(b)                           In this Agreement:

“Basel III” means:

(i)                                      the agreements of capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                   the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                                any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)                                      Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)                                   Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)                                      a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                   an additional or increased cost; or

(iii)                                a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                  Increased cost claims

(a)                           A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall as soon as is practicable notify the Agent of the event giving rise to such claim following which the Agent shall promptly notify the Company provided that if a Finance Party fails to provide such notification within six Months of becoming aware of such event, such Finance Party shall not be entitled to make any claim pursuant to Clause 14.1 (Increased Costs) in respect of the period falling more than six Months prior to the date on which it makes such notification.

(b)                           Each Finance Party shall, together with its demand, provide a certificate confirming (i) the amount and basis of its calculation (in reasonable detail) of its Increased Costs and (ii) that the Increased Costs which are claimed by that Finance Party are Increased Costs (as defined in this Clause 14) in connection with a Facility. If such certificate is not satisfactory to the Company, the Company may reasonably request further information in relation to the amount and calculation of the Increased Costs, provided that no Finance Party shall be required to provide any information in breach of any law or regulation or internal confidentiality requirements.

14.3                  Exceptions

(a)                           Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                      attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                   attributable to a FATCA Deduction required to be made by a Party;

(iii)                                compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied); or

(iv)                               attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)                                  attributable to the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, unless such Increased Costs are not capable of being calculated by the relevant Finance Party on the Signing Date with sufficient accuracy due to a lack of adequate details in respect of the requirements of Basel III or CRD IV; or

(vi)                               without prejudice to the exception set out in paragraph (iii) above, attributable to the implementation or application of or compliance with any Bank Levy or any law or regulation which implements any Bank Levy (whether such implementation, application or compliance is by a government or a regulator or by a Finance Party or any of its Affiliates).

(b)                           In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.                         OTHER INDEMNITIES

15.1                  Currency indemnity

(a)                           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                      making or filing a claim or proof against that Obligor;

(ii)                                   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                  Other indemnities

(a)                           The Company shall (or shall procure that an Obligor will) within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(i)                                      the occurrence of any Event of Default;

(ii)                                   a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(iii)                                funding, or making arrangements to fund, its participation in a Loan requested by a Borrower (or the Company on behalf of a Borrower) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)                               a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower (or the Company on behalf of a Borrower).

(b)                           The Company shall (or shall procure that an Obligor will) promptly, and within three Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this paragraph (b) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

15.3                  Indemnity to the Agent

The Company shall (or shall procure that an Obligor will) promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default;

(b)                                  entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 6.2 (Change of currency);

(c)                                   acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(d)                                  instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

16.                         MITIGATION BY THE LENDERS

16.1                  Mitigation

(a)                           Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2                  Limitation of liability

(a)                           The Company shall (or shall procure that an Obligor will) promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                           A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.                         COSTS AND EXPENSES

17.1                  Transaction expenses

The Company shall (or shall procure that an Obligor will) promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                  this Agreement and any other documents referred to in this Agreement; and

(b)                                  any other Finance Documents executed after the Signing Date,

subject in each case to any caps agreed prior to commencing any material work.

17.2                  Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.10 (Change of currency), the Company shall (or shall procure that an Obligor will) within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement (subject to any caps agreed prior to commencing any material work).

17.3                  Enforcement costs

The Company shall (or shall procure that an Obligor will), within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

18.                         GUARANTEE AND INDEMNITY

18.1                  Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                  guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                  undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                   agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2                  Continuing guarantee

This guarantee is a continuing guarantee and this guarantee and indemnity shall continue and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                  Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4                  Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                   any insolvency or similar proceedings.

18.5                  Guarantor intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6                  Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7                  Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account (bearing interest at normal commercial rates) any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.8                  Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)                                  to be indemnified by an Obligor;

(b)                                  to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                  to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)                                   to exercise any right of set-off against any Obligor; and/or

(f)                                    to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29 (Payment mechanics).

18.9                  Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                  that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                  each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10           Additional security

This guarantee and indemnity is in addition to and is not in any way prejudiced by any other guarantee, indemnity or security now or subsequently held by any Finance Party.

18.11           Independent guarantee

This guarantee is independent in its existence from the existence and the validity of the obligations it secures under this Agreement.

18.12           Guarantee Limitations — for all Obligors

Notwithstanding any other term or provision of this Agreement or any other Finance Document, with respect to an Obligor:

(i)                                       no member of the Group that is (i) a “controlled foreign corporation” (as defined in Section 957(a) of the Code) (a “CFC”), (ii) an entity substantially all the assets of which consist of either (A) equity interests of one or more CFCs or (B) equity and debt interests of one or more CFCs (a “FSHCO”), (iii) a subsidiary of a CFC or FSHCO, or (iv) a disregarded entity the assets of which consist of voting stock of an indirect subsidiary that is a CFC, will have any obligation or liability, directly or indirectly, as guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of an Obligor (an “Obligation”);

(ii)                                    none of the assets or property of a CFC, FSHCO or subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO) will be required to be used directly or indirectly as security for any Obligation; and

(iii)                                 not more than sixty-five per cent. (65%) of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of a person that is a direct CFC or FSHCO will be required to be pledged directly or indirectly as security for any Obligation.

18.13           Limitations on guarantee under US law

Notwithstanding anything to the contrary contained herein or in any other Finance Document, to the extent that any US Bankruptcy Law or Fraudulent Transfer Law is applicable to this guarantee:

(a)                                  each Finance Party agrees that the maximum liability of each Guarantor under this Clause 18 and under the other Finance Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors, in each case after giving effect to:

(i)                                  all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder); and

(ii)                               the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to:

(A)                            applicable law; or

(B)                            any other agreement providing for an equitable allocation among such Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties; and

(b)                                  each party agrees that, in the event any payment or distribution is made on any date by a Guarantor under this Clause 18, each such Guarantor shall be entitled to be indemnified from each other Guarantor, to the greatest extent permitted under applicable law and subject to the other limitation of this Clause 18.13 in an amount equal to such payment or distribution, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor and the denominator shall be the aggregate net worth of all the Guarantors.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                         REPRESENTATIONS

19.1                  General

(a)                           Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the Signing Date.

(b)                           Any representations in respect of the Target and its Material Subsidiaries will only be given following the Acquisition Completion Date.

19.2                  Status

(a)                           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                           It and each of the Material Subsidiaries have the power to own its assets and carry on its business as it is being conducted.

19.3                  Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations legal, valid, binding and enforceable obligations.

19.4                  Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                  any law or regulation applicable to it; or

(b)                                  its or any of the Material Subsidiaries’ constitutional documents.

19.5                  Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.6                  Validity and admissibility in evidence

All Authorisations required:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.7                  Governing law and enforcement

Subject to the Legal Reservations,

(a)                                  the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(b)                                  any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.8                  Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a US Qualifying Lender.

19.9                  No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.10           No default

(a)                           No Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)                           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of the members of the Group or to which its (or any of the Group members’) assets are subject which would be reasonably expected to have a Material Adverse Effect.

19.11           No misleading information

All written material information provided to a Finance Party by or on behalf of any Obligor, and to the best of its knowledge having made due enquiry in relation to any information regarding the Target or the Target Group on or before the Signing Date and not superseded before that date is accurate and not misleading in any material respect as at the date on which it was provided or as at the date (if any) at which it was stated.

19.12           Financial statements

(a)                           Its Original Financial Statements were prepared in accordance with GAAP consistently applied, except as disclosed to the contrary in the Original Financial Statements or expressly disclosed to the Agent in writing to the contrary before the Signing Date.

(b)                           Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Parent) as at the end of and for the relevant financial year (or half year), except as disclosed to the contrary in the Original Financial Statements.

(c)                            There has been no material adverse change in the business or financial condition of the Company or the Group (taken as a whole) since 31 December 2015.

19.13           Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14           No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected (such expectation based on the predominant likelihood of success of the party adverse in those proceedings) to have a

Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened in writing against it or any of the Material Subsidiaries.

19.15           Solvency

No administrator, liquidator, administrative receiver or similar officer has been appointed over it or any of its assets (and no petition is pending or documents have been filed with a court or any registrar for its winding-up, administration or dissolution or seeking relief under any applicable bankruptcy, insolvency, company or similar law) and, to its knowledge, no other analogous step or procedure has been taken in any jurisdiction in relation to it.

19.16           No breach of laws or material agreements

It is not in breach of, and has not breached, any law or regulation applicable to it or any material agreement, if failure so to comply would materially impair its ability to perform its payment obligations under the Finance Documents.

19.17           Environmental Laws

(a)                           Each Material Subsidiary is in compliance with any applicable Environmental Law and to the best of its knowledge and belief no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)                           No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is formally threatened against any member of the Group where that claim has or is reasonably likely to be adversely determined and, if determined against that member of the Group, is reasonably likely to have a Material Adverse Effect.

19.18           Security and Financial Indebtedness

(a)                           No Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                           No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.19           Taxation

(a)                           Each member of the Group has complied in all materials respects with all Tax laws in all jurisdictions in which it is subject to Tax.

(b)                           No claims are being asserted against it or any other member of the Group with respect to Taxes which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

19.20           Structure Chart

The Structure Chart is true, complete and accurate in all material respects.

19.21           Acquisition Documents

The Acquisition Documents contain all material terms of the Acquisition.

19.22           ERISA

No ERISA Events have occurred which are reasonably likely to have a Material Adverse Effect.

19.23           United States regulations

(a)                           Margin Regulations. No part of the proceeds of any Utilisation will be used for any purpose which violates the provisions of the regulations of Regulation T, Regulation U or Regulation X.

(b)                           Investment Company Act. It is not an “investment company” as defined in, or subject to regulation under, the United States Investment Company Act of 1940 (15 USC. §§ 80a-1 et seq.) or subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

19.24           Repetition

The Repeating Representations (and, in the case of paragraph (b) below, the representations set out in Clauses 19.8 (Deduction of Tax), 19.9 (No filing or stamp taxes) and 19.15 (Solvency) are deemed to be made by each Obligor by reference to the facts and circumstances then existing:

(a)                                  on each Utilisation Date, the date of each Utilisation Request or Selection Notice and the first day of each Interest Period; and

(b)                                  in the case of an Additional Obligor, the day on which the company becomes (and on which it is proposed that the company becomes) an Additional Obligor.

20.                         INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                  Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                  as soon as the same become available, but in any event within five Months after the end of:

(i)                                  each of the Parent Group’s financial years, the audited consolidated financial statements of the Parent for that financial year;

(ii)                               each of the Company’s financial years, the Company’s audited unconsolidated financial statements for that financial year;

(iii)                            each of the Company’s financial years, the Company’s unaudited consolidated management accounts for that financial year; and

(iv)                           each of the financial years applicable to a Borrower, the audited unconsolidated financial statements of that Borrower for that financial year,

(b)                                  as soon as the same become available, but in any event within three Months after the end of the first half-year of:

(i)                                  each of the Parent Group’s financial years, the unaudited consolidated financial statements of the Parent for the first half-year of each of the Parent Group’s financial years; and

(ii)                               each of the Company’s financial years, the unaudited consolidated management accounts for the first half-year of each of its financial years.

20.2                  Compliance Certificate

(a)                           The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b)(i), as applicable, of Clause 20.1 (Financial statements), a Compliance Certificate setting out computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)                           Each Compliance Certificate shall be signed by two directors of the Parent and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 20.1 (Financial statements), shall additionally be signed by the Parent’s auditors.

20.3                  Budget

(a)                           The Company shall supply to the Agent in sufficient copies for all Lenders, within 90 days after the end of each of its financial years, consolidated projections (to include the consolidated income statement and the balance sheet) for the SE AG Group for such financial year (the “Budget”).

(b)                           Subject to paragraph (c) below, notwithstanding Clause 36.2 (Disclosure of Confidential Information), no Finance Party may disclose the Budget to any person without the Company’s prior written consent.

(c)                            Paragraph (b) above shall not apply to a disclosure by a Finance Party to any of its Affiliates or Related Funds or any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives which is made in accordance with paragraph (a) of Clause 36.2 (Disclosure of Confidential Information).

20.4                  Requirements as to financial statements

(a)                           Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                           The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5                  Acquisition

(a)                           Subject to any applicable confidentiality, regulatory or legal restrictions relating to the supply of such information, the Company shall promptly notify the Agent in writing as to any material developments in relation to the Acquisition (including, without limitation, the withdrawal of the Offer or termination of the Merger Agreement or the Support Agreements).

(b)                           The Company shall promptly notify the Agent in writing of the details of each amendment to an Acquisition Document.

20.6                  Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                  all documents to be dispatched by any Obligor to its shareholders or creditors (or any class of them) generally at the same time as they are dispatched;

(b)                                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined (taking into account the likelihood of success of those proceedings), could reasonably be expected to have a Material Adverse Effect; and

(c)                                   promptly, such further information regarding the financial condition and operations of any member of the Parent Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would be a breach of any law, regulation, stock exchange requirement or duty of confidentiality.

20.7                  Notification of Default

(a)                           Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                           Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two authorised signatories on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.8                  Year end

No Obligor shall change its financial year end without the consent of the Majority Lenders (such consent not to be unreasonably withheld) except that any Obligor may, at its option, change its financial year end to a date not later than 30 September without such consent.

20.9                  Use of websites

(a)                           The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)                                      the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                   both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                                the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                           The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)                            The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                      the Designated Website cannot be accessed due to technical failure;

(ii)                                   the password specifications for the Designated Website change;

(iii)                                any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                               any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                  the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                           Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

20.10           “Know your customer” checks

(a)                           If:

(i)                                      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)                                   any change in the status of an Obligor after the Signing Date; or

(iii)                                a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                           Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                            If the Agent or any Lender is required to perform regular compliance checks to comply with “know your customer” or similar identification procedures each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is required under any applicable laws or regulations (including the Agent’s or any Lender’s internal regulations and policies).

(d)                           The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that the Company, Merger Sub or any member of the Target Group becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(e)                            Following the giving of any notice pursuant to paragraph (d) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.                         FINANCIAL COVENANTS

21.1                  Financial condition

(a)                           The Parent shall ensure that with respect to the Parent Group:

(i)                                      the ratio of Net Borrowings to EBITDA as at the end of any Relevant Period ending on or after 30 September 2016 will not exceed 3.5:1 for that Relevant Period; and

(ii)                                   the ratio of EBITDA to Net Interest Expense for any Relevant Period ending on or after 30 September 2016 shall not be less than 4.5:1.

(b)                           The first testing date shall be 30 September 2016.

21.2                  Financial covenant calculations

Borrowings, Net Borrowings, EBITDA, Net Interest Expense and any other relevant definitions set out in Clause 21.3 (Definitions) shall be calculated and interpreted on a consolidated basis in accordance with GAAP applicable to the Original Financial Statements of the Parent and shall be expressed in euro. For the avoidance of doubt, any Joint Venture to be consolidated to the balance sheet of the Parent Group according to IFRS shall be included in the calculation according to the first sentence of this Clause 21.2.

21.3                  Definitions

In this Agreement:

“Borrowings” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the indebtedness of members of the Parent Group as specified (except as needed to reflect the terms of this Clause 21) as “Interest-bearing loans and borrowings” under the headings “Non-current liabilities” and “Current liabilities” in the financial statements of the Parent Group delivered under Clause 20.1 (Financial statements).

“EBITDA” means, in relation to any Relevant Period, the total consolidated operating profit of the Parent Group for that Relevant Period:

(a)                                  including the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis and with the same adjustments as for the Parent Group under paragraph (c) and (d) of this definition) of a member of the Parent Group or business or assets acquired during that Relevant Period for the part of that Relevant Period when it was not a member of the Parent Group and/or the business or assets were not owned by a member of the Parent Group; but

(b)                                  excluding the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis and with the same adjustments as for the Parent Group under paragraph (c) and (d) of this definition) attributable to any member of the Parent Group or to any business or assets sold during that Relevant Period; and

(c)                                   before taking into account:

(i)                                  goodwill amortisation;

(ii)                               Interest Expense;

(iii)                            Tax;

(iv)                           any share of the profit of any associated company or undertaking, except for dividends received in cash by any member of the Parent Group; and

(v)                              extraordinary and exceptional items; and

(d)                                  after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

as determined (except as needed to reflect the terms of this Clause 21) from the financial statements of the Parent Group and the Compliance Certificates delivered under Clause 20.1 (Financial statements) and Clause 20.2 (Compliance Certificate).

“Interest Expense” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Parent Group in that Relevant Period stated to be interest expense in relation to Borrowings in the profit and loss account of the audited consolidated financial statements of the Parent Group for the financial year or the unaudited consolidated financial statements of the Parent Group for the half-year delivered under Clause 20.1 (Financial statements).

“Net Borrowings” means, as at any particular time, Borrowings less Cash and Cash Equivalents at that time.

“Net Interest Expense” means, in relation to any Relevant Period, Interest Expense for that Relevant Period less interest income of the Parent Group in respect of that Relevant Period to the extent received by a member of the Parent Group in cash.

“Relevant Period” means a period of twelve months ending on the last day of each financial year and half-year of the Parent, which is 30 September and 31 March.

22.                         GENERAL UNDERTAKINGS

22.1                  General

The undertakings in this Clause 22 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.2                  Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.3                  Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.4                  Environmental matters

(a)                           Each Obligor shall (and the Company shall ensure that each member of the Group will) comply with all Environmental Laws and Environmental Licences applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

(b)                           The Company shall promptly upon becoming aware notify the Agent of:

(i)                                      any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)                                   any circumstances reasonably likely to result in an Environmental Claim,

which could reasonably be expected to be substantiated and, if substantiated, is reasonably likely to have a Material Adverse Effect.

22.5                  Taxes

Each Obligor shall pay all Taxes due and payable by it within the time period allowed without incurring penalties, unless:

(a)                                  payment of those Taxes is being contested in good faith and such payment can be lawfully withheld; and

(b)                                  adequate reserves are being maintained for those Taxes; or

(c)                                   failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

22.6                  Anti-corruption law

No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use any part of the proceeds of any Facility in breach of the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other applicable jurisdictions laws.

22.7                  Negative pledge

(a)                           Subject to paragraph (b) below, the Company shall ensure that no member of the Group (other than the Company, the Facility A Borrower, each Facility C Borrower and, on and from the date which is the earlier of (i) the date on which Facility A is prepaid or repaid and cancelled in full and (ii) the date on which the Company becomes a guarantor of Facility A, the Facility B Borrower) will:

(i)                                      create or allow to exist any Security on any of its assets;

(ii)                                   enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iii)                                enter into any other preferential arrangement having a similar effect to paragraph (i) and/or (ii) above.

(b)                           Paragraph (a) above does not apply to:

(i)                                      any Existing Security (except to the extent the principal amount secured by that Security is increased after the Signing Date) or any Security granted in connection with the refinancing of any Financial Indebtedness which is secured by Existing Security provided that:

(A)                            such Security is only granted in respect of the assets which were subject to that Existing Security; and

(B)                            the principal amount secured by that Security is equal to or less than the principal amount secured by that Existing Security;

(ii)                                   any Security comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                                any Security on an asset, or an asset of any person, acquired by a member of the Group after the Signing Date but only for the period of six Months from the date of acquisition and to the extent that the principal amount secured by that Security has not been incurred or increased in contemplation of, or since, the acquisition;

(iv)                               any lien arising by operation of law (or by any agreement which has the same effect) and in the ordinary course of trading;

(v)                                  any Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit or other similar instrument issued for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by any member of the Group in the ordinary course of trading;

(vi)                               pledges over and assignments of documents of title, insurance policies and sale contracts in relation to commercial goods created or made in the ordinary course of trading to secure the purchase price of those goods or loans to finance the purchase price;

(vii)                            any Security created in connection with any retention of title arrangements entered into with its suppliers in the ordinary course of trading;

(viii)                         any Security on an asset, or an asset of any person, acquired by a member of the Group in the ordinary course of business after the Signing Date under the terms of an operating lease, finance lease or other similar arrangement where such lease or other arrangement is entered into for the purpose of acquiring such asset;

(ix)                               any Security securing any Permitted Financial Indebtedness under paragraph (g) or (h) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions);

(x)                                  any Security on property or assets of any member of the Group securing Financial Indebtedness owing by such member of the Group (or by another member of the Group) in favour of a Borrower or the Company, including the extension, renewal or replacement of any such Security in respect of the same property or asset (without increase of the principal amount of the Financial Indebtedness secured);

(xi)                               any lien arising under the general terms and conditions of banks or saving banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) or any equivalent rules in other jurisdictions;

(xii)                            any Security created or subsisting in order to comply with section 8a of the German “Altersteilzeitgesetz” (AtG) or pursuant to section 7e) of the German Social Law Act No. 4 (Sozialgesetzbuch IV, “SGB IV”) or any equivalent laws in other jurisdictions;

(xiii)                         any Security created in connection to Financial Indebtedness incurred by any member of the Group in Asia/Pacific region according to paragraph (i) of the definition of “Permitted Financial Indebtedness” in Clause 1.1 (Definitions);

(xiv)                        any Security in respect of Unrestricted Margin Stock;

(xv)                           any other Security agreed by the Majority Lenders in writing; or

(xvi)                        any Security securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security not allowed under paragraphs (i) to (xv) above) does not exceed 5 per cent of the gross assets of the members of the SE AG Group, calculated on a consolidated basis according to the applicable accounting rules under IFRS as set out in the recent unaudited consolidated management accounts.

(c)                            To the extent that a Borrower or the Company provides any Security or any new Security to any other lender or other provider of financing, at the same time that Borrower or the Company shall provide to the Lenders the same Security or such other Security which is comparable to the Security provided in all material respects. This obligation does not apply to any Security that would be permitted under paragraph (b) above, if paragraph (a) applied to each Borrower and the Company.

22.8                  Merger

(a)                           Subject to paragraph (b) below, no Obligor nor the Parent shall enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)                           Paragraph (a) above does not apply:

(i)                                      to a merger of an Obligor with another member of the Parent Group which is incorporated in the same jurisdiction as that Obligor and has positive net assets if (a) that Obligor is the surviving entity or, if with another Obligor, if an Obligor is the surviving entity and (b) Facility A has, at the time such merger completes, been cancelled and repaid in full;

(ii)                                   to the Acquisition; or

(iii)                                if the Majority Lenders (acting reasonably) are satisfied that any such amalgamation, demerger, merger or corporate reconstruction set out in paragraph (a) above could not reasonably be expected to have a Material Adverse Effect and will not prejudice the interests of the Finance Parties, provided that, in the case of a merger or two (or more) Obligors, prior to effectiveness of such amalgamation, demerger, merger or corporate reconstruction (other than the Acquisition), legal opinions are provided by counsel to the Parent (which must be a reputable international law firm) addressed to the Finance Parties confirming that such amalgamation, demerger, merger or corporate reconstruction does not affect the validity, legality or enforceability of the Finance Documents or prejudice the value of any guarantee given under the Finance Documents in any material respect.

22.9                  Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, any Obligor or the Group from that carried on at the Signing Date.

22.10           Insurance

Each Obligor shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business, provided that an appropriate insurance is commercially available and where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.11           Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

22.12           Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

22.13           Financial indebtedness

(a)                           Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group (other than the Company, the Facility A Borrower, each Facility C Borrower and, on and from the date which is the earlier of (i) the date on which Facility A is prepaid or repaid and cancelled in full and (ii) the date on which the Company becomes a guarantor of Facility A, the Facility B Borrower) will incur or allow to remain outstanding any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to any Permitted Financial Indebtedness.

22.14           Loans or credit

(a)                           Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group (other than the Company, the Facility A Borrower, each Facility C Borrower and, on and from the date which is the earlier of (i) the date on which Facility A is prepaid or repaid and cancelled in full and (ii) the date on which the Company becomes a guarantor of Facility A, the Facility B Borrower) will be a creditor in respect of any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to:

(i)                                      trade credit or other similar advances connected to the supply or delivery of goods extended by any member of the Group on usual commercial terms and in the ordinary course of its trading activities;

(ii)                                   loans from any member of the Group granted to a third party for the purpose of investing in any asset for purposes of a strategic investment for the benefit of the Group in line with the current business operations of the Group;

(iii)                                loans from any member of the Group to any member of the Parent Group;

(iv)                               any investment in Cash and Cash Equivalents;

(v)                                  any other loans agreed by the Majority Lenders in writing; and

(vi)                               any loan or credit which (when aggregated with the amount of any other indebtedness which constitutes Financial Indebtedness of a third party not allowed under paragraphs (i) to (v) above) does not exceed 2 per cent of the gross assets of the members of the Group, calculated on a consolidated basis according to the applicable accounting rules under IFRS as set out in the recent unaudited consolidated management accounts.

22.15           No guarantees and indemnities

(a)                           Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group (other than the Company, the Facility A Borrower, each Facility C Borrower and, on and from the date which is the earlier of (i) the date on which Facility A is prepaid or repaid and cancelled in full and (ii) the date on which the Company becomes a guarantor of Facility A, the Facility B Borrower) will incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                           Paragraph (a) above does not apply to:

(i)                                      any guarantee by any member of the Group to any member of the Parent Group, except for guarantees in relation to Financial Indebtedness of a Borrower;

(ii)                                   any guarantee by a member of the Group of Permitted Financial Indebtedness;

(iii)                                any guarantee arising under the Finance Documents;

(iv)                               any Existing Guarantees except to the extent the principal amount of the obligations guaranteed by the Existing Guarantees is increased after the Signing Date;

(v)                                  any guarantee comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances;

(vi)                               any other guarantee agreed by the Majority Lenders in writing; and

(vii)                            any guarantee which (when aggregated with the amount of any other guarantee not allowed under paragraphs (i) to (vi) above) does not exceed 2 per cent of the gross assets of the members of the Group, calculated on a consolidated basis according to the applicable accounting rules under IFRS as set out in the recent unaudited consolidated management accounts.

22.16           Acquisition undertakings

(a)                           Unless otherwise agreed by the Majority Lenders, the Parent and the Original Facility C Borrower shall not (and shall procure that Merger Sub will not) (i) waive or amend any term or condition or (ii) treat as satisfied any condition under the Merger Agreement, in each case where this could reasonably be expected to materially and adversely affect the interests of the Lenders under this Agreement, except to the extent required by NASDAQ, the SEC (or by any rules and regulations promulgated by NASDAQ or the SEC), any court of competent jurisdiction or any applicable law or regulation or applicable regulatory authority.

(b)                           As soon as reasonably practicable and in any event within 10 calendar days of the Utilisation Date, the Borrower shall provide (or cause to be provided) to the Agent evidence that all filings have been made with each applicable governmental authority that are necessary to voluntarily deregister and de-list the Target from NASDAQ.

22.17           SE AG Accession and Replacement

(a)                           The Parent shall use reasonable endeavours to ensure that:

(i)                                      the Company accedes as an Additional Guarantor in relation to Facility A and Facility C pursuant to Clause 25.6 (Additional Guarantors); and

(ii)                                   the Company replaces the Original Facility B Borrower in accordance with Clause 25.2 (Replacement Facility B Borrower),

(together, the “SE AG Accession and Replacement”) in each case, on or prior to 31 December 2016.

(b)                          If the SE AG Accession and Replacement does not occur on or prior to 31 December 2016 in accordance with paragraph (a) above, the Parent will provide such other security or guarantee in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders). The Agent shall inform the Parent promptly upon being so instructed.

23.                         EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save for Clause 23.14 (Acceleration)).

23.1                  Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                  its failure to pay is caused by:

(i)                                  administrative or technical error; or

(ii)                               a Disruption Event; and

(b)                                  payment is made within three Business Days of its due date.

23.2                  Financial covenants

Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3                  Other obligations

(a)                           An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

(b)                           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of (i) the Agent giving notice to the Company and (ii) the Company becoming aware of the failure to comply.

23.4                  Misrepresentation

(a)                           Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of (i) the Agent giving notice to the Company and (ii) the Company becoming aware of the misrepresentation.

23.5                  Cross default

(a)                           Any Financial Indebtedness of the Parent or any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                           Any Financial Indebtedness of the Parent or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                            Any commitment for any Financial Indebtedness of the Parent or any member of the Group is cancelled or suspended by a creditor of the Parent or any member of the Group, as applicable, as a result of an event of default (however described).

(d)                           Any creditor of the Parent or any member of the Group becomes entitled to declare any Financial Indebtedness of the Parent or that member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                            No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than U.S.$30,000,000 or its equivalent in other currency or currencies.

(f)                             This Clause 23.5 does not apply in respect of any indebtedness arising in respect of the Parent or a member of the Group to another member of the Parent Group and such indebtedness or commitment for indebtedness shall not be included for the purpose of calculating the amount named in paragraph (e) above.

23.6                  Insolvency

(a)                           An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Parties in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                           A moratorium is declared in respect of any indebtedness of an Obligor or a Material Subsidiary.

23.7                  Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or a Material Subsidiary other than a solvent liquidation or reorganisation;

(b)                                  a composition, compromise, assignment or arrangement with any creditor of an Obligor or a Material Subsidiary;

(c)                                   the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of an Obligor or a Material Subsidiary or any of its assets;

(d)                                  the issuance of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or under Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act (Invorderingswet 1990) is filed or has to be filed by the Parent or a Material Subsidiary;

(e)                                   enforcement of any Security over any assets of an Obligor or a Material Subsidiary;

(f)                                    a general assignment for the benefit of creditors;

(g)                                   the filing of an involuntary proceeding in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law in respect of any Obligor or Material Subsidiary and either such proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or any

Obligor or Material Subsidiary shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding;

(h)                                  the filing of a voluntarily petition by any Obligor or Material Subsidiary under US Bankruptcy Law; or

(i)                                      the entry of an order for relief or other order approving any case or proceeding under any U.S. Bankruptcy Law,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 23.7 shall not apply to any winding-up petition or any analogous procedure in any jurisdiction which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

23.8                  Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or a Material Subsidiary exceeding an amount of U.S.$30,000,000 and not discharged within 14 days.

23.9                  Expropriation

The authority or ability of the Group taken as a whole to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Group taken as a whole or any of its assets where such action has, or could reasonably be expected to have, a Material Adverse Effect.

23.10           Unlawfulness and invalidity

(a)                           It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)                           Any obligation or obligations of an Obligor under any Finance Document, subject to the Legal Reservations, are not or cease to be legal, valid, binding or enforceable obligations and such invalidity or cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                            No Event of Default will occur under paragraph (a) or (b) above if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of (i) the Agent giving notice to the relevant party and (ii) the relevant party becoming aware of the failure to comply.

23.11           Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12           Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or any material part of its business or any Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all of its business except as expressly permitted by the terms of the Finance Documents, or, in the case of the Original Facility C Borrower only, as a result of the Acquisition.

23.13           Material adverse change

Any event or circumstances or series of events or circumstances occurs which has or have a Material Adverse Effect.

23.14           Acceleration

(a)                           On and at any time after the occurrence of an Event of Default which is continuing, other than an Event of Default referred to in paragraph (b) below, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)                                      cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)                                   declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                                declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

(b)                           If an Event of Default described in paragraph (g), (h) or (i) of Clause 23.7 (Insolvency proceedings) occurs with regard to a US Borrower,

(i)                                      the Total Commitments shall immediately cease to be available to that US Borrower; and

(ii)                                   all of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, of such US Borrower shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act.

23.15           Clean Up Period

(a)                           Notwithstanding any other provision of any Finance Document, for the period from (and including) the Acquisition Completion Date to (but excluding) the date that is 90 days after the Acquisition Completion Date (such date, the “Clean Up Date”), any matter or circumstance that exists in respect of any member of the Target Group which would constitute a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default, will be deemed not to constitute a breach of representation or warranty, a breach of covenant or undertaking, a Default or an Event of Default (as the case may be) unless such matter or circumstance:

(i)                                      has a Material Adverse Effect; or

(ii)                                   was procured or approved by the Parent or any other Obligor (other than a member of the Target Group),

provided that such breach of representation or warranty, covenant or undertaking or any other term or condition or Default or Event of Default (as the case may be):

(A)                            relates exclusively to any member of the Target Group; and

(B)                            is capable of remedy and reasonable steps are taken to remedy such breach if the Parent is aware of the relevant circumstances at the time.

(b)                           If the relevant circumstances are continuing on or after the Clean Up Date, there shall be a breach of representation or warranty, breach of covenant or undertaking, a Default or Event of Default, as the case may be, notwithstanding the above (and without prejudice of the rights and remedies of the Finance Parties).

SECTION 9

CHANGES TO PARTIES

24.                         CHANGES TO THE LENDERS

24.1                  Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)                                  assign any of its rights; or

(b)                                  transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is (i) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and (ii) a US Qualifying Lender (the “New Lender”).

24.2                  Conditions of assignment or transfer

(a)                           The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)                                      to another Lender or an Affiliate of a Lender;

(ii)                                   made at a time when an Event of Default is continuing; or

(iii)                                made prior to the close of Syndication to a New Lender included in the list to be provided under paragraph 5(i) of Part I of Schedule 2 (Conditions precedent).

(b)                           The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)                            An assignment will only be effective on:

(i)                                      receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)                                   performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)                                upon entry of such assignment in the Register.

(d)                           A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with and the transfer is recorded in the Register.

(e)                            If:

(i)                                      a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                   as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This does not apply in case of a transfer or assignment made in the ordinary course of syndication of the Facilities.

(f)                             Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3                  Assignment or transfer fee

Excluding an assignment or transfer made prior to the close of syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of U.S.$3,500.

24.4                  Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                      has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                   will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                            Nothing in any Finance Document obliges an Existing Lender to:

(i)                                      accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5                  Procedure for transfer

(a)                           Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                            Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                      to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                   each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                               the New Lender shall become a Party as a “Lender”.

24.6                  Procedure for assignment

(a)                           Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                           The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                            Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                      the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                   the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                                the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                           Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7                  Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. The Agent shall, for the purposes of this Clause 24, send any copies of the Transfer Certificate and Assignment Agreement to the Company at an address it has notified to the Agent which is not located in Austria.

24.8                  Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                  any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                  in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                               require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9                  Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                  any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                  the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                  when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.10           The Register

The Agent, acting for these purposes solely as a non-fiduciary agent of the Borrower, will maintain (and make available upon reasonable prior notice at reasonable times for inspection by the Borrower and, in respect of its own Commitments and Loans, each Lender):

(a)                                  a copy of each notice and written confirmation referred to in Clause 24.2 (Conditions of assignment or transfer), Clause 24.5 (Procedure for transfer), and Clause 24.6 (Procedure for assignment) delivered to and accepted by it; and

(b)                                  with respect to the Facility, a register for the recordation of, and will record, the names and addresses of the Lenders and the respective amounts of the Commitments and Loans of each Lender from time to time (the “Register”).

Absent manifest error, the entries in the Register shall be conclusive and binding for all purposes and the Borrower, the Agent and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register is intended to cause the extensions of credit to the Borrower under this Agreement to be at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related US Treasury regulations (or any successor provisions of the Code or of such US Treasury regulations) and shall be interpreted and applied in a manner consistent with such intent.

24.11           The Sub-Participant Register

The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (and to the extent necessary for the Facilities to be considered as being in registered form for US federal income tax purposes), shall maintain a register on which it enters the name and address of each relevant sub-participant, and the amount of each such relevant sub-participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Sub-Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Sub-Participant Register (including the identity of any relevant sub-participant or any information relating to a relevant sub-participant’s interest in any Commitments, Loans or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Facility or other obligation is in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related US Treasury regulations (or any successor provisions of the Code or of such US Treasury regulations) and shall be interpreted and applied in a manner consistent with such intent. The entries in the Sub-Participant Register shall be conclusive absent manifest error, and the Borrower (to the extent it has been notified of such entry) and such Lender shall treat each person whose name is recorded in the Sub-Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.

24.12           Lender Affiliates and Facility Office

(a)                           In respect of a Loan or Loans to a particular Borrower (“Designated Loans”) a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice, addressed to an address outside of Austria, to the Agent and the Company):

(i)                                      a substitute Facility Office from which it will make Designated Loans (a “Substitute Facility Office”); or

(ii)                                   nominate an Affiliate to act as the Lender of Designated Loans (a “Substitute Affiliate Lender”).

(b)                           A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 12 (Form of Substitute Affiliate Lender Designation Notice Deed) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Loans in respect of which it acts as Lender (and the Designating Lender shall ensure that the Substitute Affiliate Lender shall comply with all the obligations of the Designating Lender in respect of those Designated Loans).

(c)                            The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.

(d)                           Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(e)                            A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Company provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

(f)                             If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause 24:

(i)                                      any Substitute Affiliate Lender shall be treated for the purposes of paragraph (c) of Clause 13.2 (Tax gross-up) as having become a Lender on the date of this Agreement; and

(ii)                                   the provisions of paragraph (e) of Clause 24.2 (Conditions of assignment or transfer) shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender.

25.                         CHANGES TO THE OBLIGORS

25.1                  Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2                  Replacement Facility B Borrower

(a)                           Subject to compliance with the provisions of paragraphs (d) and (e) of Clause 20.10 (“Know your customer” checks), the Company may request that the Company replaces the Original Facility B Borrower as the Facility B Borrower in respect of one or more of Facility B1, Facility B2 and Facility B3. The Company shall replace the Original Facility B Borrower in relation to such Facility or Facilities (as applicable) if:

(i)                                      the Company delivers to the Agent a duly completed and executed Accession Letter;

(ii)                                   the Company confirms that no Default is continuing or would occur as a result of the Company replacing the Original Facility B Borrower in relation to such Facility or Facilities (as applicable);

(iii)                                the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to the Company, each in form and substance satisfactory to the Agent; and

(iv)                               the Original Facility B Borrower resigns as the Facility B Borrower in relation to such Facility or Facilities (as applicable) in accordance with the provisions of Clause 25.4 (Resignation of the Original Facility B Borrower).

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                            Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

25.3                  Additional Facility C Borrowers

(a)                           Subject to compliance with the provisions of paragraphs (d) and (e) of Clause 20.10 (“Know your customer” checks), the Company may request that Merger Sub or any member of the Target Group which is incorporated in the US becomes an Additional Facility C Borrower. That Subsidiary shall become an Additional Facility C Borrower if:

(i)                                      the Company delivers to the Agent a duly completed and executed Accession Letter;

(ii)                                   the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Facility C Borrower; and

(iii)                                the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Facility C Borrower, each in form and substance satisfactory to the Agent.

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                            Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

25.4                  Resignation of the Original Facility B Borrower

(a)                           The Company may request that the Original Facility B Borrower ceases to be the Facility B Borrower in respect of one or more of Facility B1, Facility B2 and Facility B3, by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)                                   the Original Facility B Borrower is under no actual or contingent obligations as the Facility B Borrower under any Finance Documents in respect of the relevant Facility or Facilities (as applicable); and

(iii)                                the Company replaces the Original Facility B Borrower as the Facility B Borrower in respect of the relevant Facility or Facilities (as applicable) in accordance with the provisions of Clause 25.2 (Replacement of Facility B Borrower),

whereupon the Original Facility B Borrower shall cease to be the Facility B Borrower in respect of the relevant Facility or Facilities (as applicable) and shall have no further rights or obligations under the Finance Documents in respect of the relevant Facility or Facilities (as applicable).

25.5                  Resignation of a Facility C Borrower

(a)                           The Company may request that a Facility C Borrower ceases to be a Facility C Borrower by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                   the Facility C Borrower is under no actual or contingent obligations as a Facility C Borrower under any Finance Documents,

whereupon that company shall cease to be a Facility C Borrower and shall have no further rights or obligations under the Finance Documents.

25.6                  Additional Guarantors

(a)                           Subject to paragraphs (d) and (e) of Clause 20.10 (“Know your customer” checks), the Company may request that the Company or any member of the Target Group become an Additional Guarantor. That company shall become an Additional Guarantor if:

(i)                                      the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)                                   the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                            Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise

(but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

25.7                  Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant person or Subsidiary referred to in paragraph (a) or (b) of Clause 25.6 (Additional Guarantors) that the Repeating Representations and each of the representations set out in Clauses 19.6 (Validity and admissibility in evidence), 19.8 (Deduction of Tax) and 19.9 (No filing or stamp taxes) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

26.                         ROLE OF THE AGENT AND THE ARRANGER

26.1                  Appointment of the Agent

(a)                           Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                  Instructions

(a)                           The Agent shall:

(i)                                      unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)                            all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                            in all other cases, the Majority Lenders; and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                           The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender, from that Lender) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                            Save in the case of decisions stipulated to be a matter for any other Lender under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                           The Agent may refrain from acting in accordance with any instructions of any Lender until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                            In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                             The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3                  Duties of the Agent

(a)                           The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                           Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)                            Without prejudice to Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company), paragraph (b) above shall not apply to any Fee Letter, any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)                           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                            If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                             If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)                            The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)                           The Agent shall provide to the Company within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

26.4                  Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.5                  No fiduciary duties

(a)                           Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                           Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6                  Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7                  Rights and discretions of the Agent

(a)                           The Agent may:

(i)                                      rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                   assume that:

(A)                            any instructions received by it from the Majority Lenders or any Lender(s) are duly given in accordance with the terms of the Finance Documents; and

(B)                            unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                                rely on a certificate from any person:

(A)                            as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                            to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                      no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                   any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                                any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                           Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)                            The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                             The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                            Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)                           Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall, as soon as reasonably practicable, disclose the same upon the written request of the Company or the Majority Lenders.

(i)                               Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                              Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8                  Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)                                  the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under, or in connection with any Finance Document; or

(c)                                   any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9                  No duty to monitor

The Agent shall not be bound to enquire:

(a)                                  whether or not any Default has occurred;

(b)                                  as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                   whether any other event specified in any Finance Document has occurred.

26.10           Exclusion of liability

(a)                           Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)                                      any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                   exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)                                without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)                            any act, event or circumstance not reasonably within its control; or

(B)                            the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)                            The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                           Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)                                      any “know your customer” or other checks in relation to any person; or

(ii)                                   any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and to the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)                            Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

26.11           Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability including without limitation for negligence or any other category of liability whatsoever incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.12           Resignation of the Agent

(a)                           The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)                           Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                            If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

(d)                           If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the Parent and the proposed successor Agent amendments to this Clause 26 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(e)                            The retiring Agent shall (if it is retiring pursuant to paragraph (a) or (b) above, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)                             The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                            Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 26.11 (Lenders´ Indemnity to the Agent) and this Clause 26.12 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                           After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)                               The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                      the Agent fails to respond to a request under Clause 13.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                   the information supplied by the Agent pursuant to Clause 13.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                                the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

26.13           Replacement of the Agent

(a)                           After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)                           The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                            The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                           Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.14           Confidentiality

(a)                           In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                           If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.15           Relationship with the Lenders

(a)                           Subject to Clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                      entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                   entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(ii) of Clause 31.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.16           Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.17           Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company, which shall use its reasonable endeavours to assist the Agent with its obligations under this Clause) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.18           Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.19           Role of Reference Banks

(a)                           No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)                           No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)                            No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 26.19 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

26.20           Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 26.19 (Role of Reference Banks), paragraph (a) of Clause 35.3 (Exceptions) and Clause 37 (Confidentiality of funding rates and reference bank quotations) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

27.                         CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                         SHARING AMONG THE FINANCE PARTIES

28.1                  Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                                  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2                  Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3                  Recovering Finance Party’s rights

On a distribution by the Agent under Clause 28.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                  as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5                  Exceptions

(a)                           This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 28, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                   that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

29.                         PAYMENT MECHANICS

29.1                  Payments to the Agent

(a)                           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London as specified by the Agent) with such bank as the Agent specifies.

29.2                  Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback and pre-funding), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London as specified by that Party).

29.3                  Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4                  Clawback and pre-funding

(a)                           Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                            If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)                                      the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)                                   the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5                  Impaired Agent

(a)                           If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 29.1 (Payments to the Agent) may instead either:

(i)                                      pay that amount direct to the required recipient(s); or

(ii)                                   if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                           All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements.

(c)                            A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                           Promptly upon the appointment of a successor Agent in accordance with Clause 26.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Agent).

(e)                            A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)                                      that it has not given an instruction pursuant to paragraph (d) above; and

(ii)                                   that it has been provided with all the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

29.6                  Partial payments

(a)                           If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger under the Finance Documents;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                                thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                           The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.7                  No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8                  Business Days

(a)                           Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9                  Currency of account

(a)                           Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                           A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                            Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.10           Change of currency

(a)                           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.11           Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                  the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                   the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                  any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)                                   the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11; and

(f)                                    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.                         SET-OFF

Subject to Clause 4.3 (Utilisations during the Certain Funds Period) while an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify that Obligor of any such set-off or conversion.

31.                         NOTICES

31.1                  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2                  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                  in the case of the Company, that identified with its name below;

(b)                                  in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                   in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

31.3                  Delivery

(a)                           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                            All notices from or to an Obligor shall be sent through the Agent.

(d)                           Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)                            Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed to only become effective on the following Business Day.

31.4                  Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

31.5                  Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

31.6                  Electronic communication

(a)                           Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)                                      notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)                                   notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                           Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)                            Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

31.7                  English language

(a)                           Any notice given under or in connection with any Finance Document must be in English.

(b)                           All other documents provided under or in connection with any Finance Document must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.8                  USA Patriot Act

Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that, pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

32.                         CALCULATIONS AND CERTIFICATES

32.1                  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2                  Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3                  Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33.                         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No waiver or election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.                         AMENDMENTS AND WAIVERS

35.1                  Required consents

(a)                           Subject to Clause 35.2 (Exceptions) and Clause 35.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                           The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.

35.2                  Exceptions

Subject to Clause 35.4 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)                                      the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                   a bringing forward of the date of payment of any amount (other than a shortening of an Interest Period) under the Finance Documents;

(iii)                                an increase in the Margin or an increase in the amount of any payment of principal, interest, fees or commission payable under the Finance Documents;

(iv)                               an increase in or an extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(v)                                  a change to the currency of payment under the Finance Documents (other than a change in currency of payment of any amount in respect of a particular Loan or Facility which constitutes an Individual Facility Change);

(vi)                               a change to a Borrower or a Guarantor other than in accordance with Clause 25 (Changes to the Obligors);

(vii)                            any provision which expressly requires the consent of all the Lenders;

(viii)                         Clause 2.3 (Finance Parties’ rights and obligations), Clause 8.3 (SE AG Accession and Replacement), Clause 22.17 (SE AG Accession and Replacement), Clause 24 (Changes to the Lenders), this Clause 35 or Clause 39 (Governing law); or

(ix)                               the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and indemnity),

shall not be made without the prior consent of all the Lenders.

35.3                  Other exceptions

(a)                           An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Arranger or that Reference Bank.

(b)                           Any amendment or waiver which:

(i)                                      relates only to the following rights or obligations applicable to a particular Utilisation or Facility;

(A)                            an extension to the date of payment of any amount in respect of that Utilisation or Facility;

(B)                            a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable in respect of that Utilisation or Facility;

(C)                            a lengthening or shortening of an Interest Period in respect of that Loan;

(D)                            a change to Clause 8.4 (Mandatory prepayment: Equity Capital Markets Issues and Debt Capital Markets Issues), Clause 8.5 (Application of mandatory prepayments of Net Equity Capital Markets Issue Proceeds and Net Debt Capital Markets Issue Proceeds), Clause 8.6 (Voluntary cancellation), Clause 8.7 (Voluntary prepayment of Term Loans) or Clause 8.8 (Voluntary prepayment of Facility C Loans); or

(E)                             a change in currency of payment of any amount in respect of that Utilisation or Facility; and

(ii)                                   does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender,

(an “Individual Facility Change”) may be made in accordance with this Clause 35 but as if references in this Clause 35 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility.

35.4                  Replacement of Screen Rate

(a)                           Subject to paragraph (a) of Clause 35.3 (Other exceptions), if the Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

(b)                           If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)                                      its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)                                   its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.5                  Disenfranchisement of Defaulting Lenders

(a)                           For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)                                      the Majority Lenders; or

(ii)                                   whether:

(A)                            any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)                            the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in the total of that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)                           For the purposes of this Clause 35.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                      any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                   any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.6                  Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)                                  its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                  its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.7                  Replacement of Lender

(a)                           If any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below), then the Company may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is (i) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and (ii) a US Qualifying Lender (a “Replacement Lender”) selected by the Company, and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations, Break Costs and other amounts payable in relation thereto under the Finance Documents. If a Lender is required to transfer rights and obligations pursuant to this Clause 35.7 but fails to do so within 3 Business Days of being required to do so that Lender’s

Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained in respect of a request for a consent, waiver, amendment of or in relation to paragraph (b) of Clause 22.17 (SE AG Accession and Replacement).

(b)                           The replacement of a Lender pursuant to this Clause 35.7 shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                                in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)                               in no event shall the Lender replaced under this Clause 35.7 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)                                  the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)                            In the event that the Parent has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, the provisions of paragraph (b) of Clause 22.17 (SE AG Accession and Replacement), and without such consent or waiver or amendment, the Lenders shall have a right to prepayment under Clause 8.3 (SE AG Accession and Replacement), and the Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

35.8                  Replacement of a Defaulting Lender

(a)                           The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days prior written notice to the Agent and such Lender:

(i)                                      replace such Lender by requiring such Lender to (and, to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                   require such Lender to (and, to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)                                require such Lender to (and, to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the relevant Facility/ies, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)                            in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)                            in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above.

(b)                           Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 35.8 shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                                the transfer must take place no later than 30 Business Days after the notice referred to in paragraph (a) above;

(iv)                               in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)                                  the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)                            The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

36.                         CONFIDENTIALITY

36.1                  Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential

Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2                  Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                  to any person:

(i)                                  to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                               with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                            appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 26.15 (Relationship with the Lenders));

(iv)                           who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)                              to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                        to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders’ rights);

(viii)                     who is a Party; or

(ix)                           with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                            in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                            in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                            in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                   to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)                                  to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)                                   Notwithstanding anything to the contrary in this Agreement, the Company irrevocably and unconditionally agrees that the Finance Parties, their officers, employees and advisors shall not be bound by any applicable confidentiality obligations other than as stipulated under mandatory Austrian law in connection with this Agreement or any transaction contemplated thereunder, but only to the extent that Austrian law applies to the Finance Parties.

36.3                  Disclosure to numbering service providers

(a)                           Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                      names of Obligors;

(ii)                                   country of domicile of Obligors;

(iii)                                place of incorporation of Obligors;

(iv)                               Signing Date;

(v)                                  Clause 39 (Governing law)

(vi)                               the names of the Agent and the Arranger;

(vii)                            date of each amendment and restatement of this Agreement;

(viii)                         amount of Total Commitments;

(ix)                               currency of the Facilities;

(x)                                  type of the Facilities;

(xi)                               ranking of the Facilities;

(xii)                            Termination Date for the Facilities;

(xiii)                         changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiv)                        such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                           The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                            The Agent shall notify the Company and the other Finance Parties of:

(i)                                      the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                   the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

36.4                  Entire agreement

Paragraphs (b) and (c) of Clause 20.3 (Budget) and this Clause 36 constitute the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5                  Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6                  Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                  upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36.

36.7                  Continuing obligations

The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)                                  the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                  the date on which such Finance Party otherwise ceases to be a Finance Party.

37.                         CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

37.1                  Confidentiality and disclosure

(a)                           The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) to (d) below.

(b)                           The Agent may disclose:

(i)                                      any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company and each Borrower pursuant to Clause 9.4 (Notification of rates of interest and Credit Rating); and

(ii)                                   any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                            The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)                                      any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                   any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                                any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor , as the case may be, it is not practicable to do so in the circumstances; and

(iv)                               any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                           The Agent’s obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notification of rates of interest and Credit Rating) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2                  Related obligations

(a)                           The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any

Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                           The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                      of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                   upon becoming aware that any information has been disclosed in breach of this Clause 37.

37.3                  No Event of Default

No Event of Default will occur under Clause 23.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 37.

38.                         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

PLACE OF PERFORMANCE, GOVERNING LAW AND ENFORCEMENT

39.                         GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.                         ENFORCEMENT

40.1                  Jurisdiction

(a)                           The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                            This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2                  Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                  irrevocably appoints Steinhoff UK Holdings Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

40.3                  WAIVER OF TRIAL BY JURY

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment (U.S.$)	Facility B1 Commitment (U.S.$)	Facility B2 Commitment (U.S.$)	Facility B3 Commitment (U.S.$)	Facility C (U.S.$)
Bank of America Merrill Lynch International Limited	900,000,000	500,000,000	250,000,000	250,000,000	0
Bank of America, N.A.	0	0	0	0	100,000,000
J.P. Morgan Securities PLC	900,000,000	500,000,000	250,000,000	250,000,000
JPMorgan Chase Bank, N.A., London Branch	0	0	0	0	100,000,000
Total	1,800,000,000	1,000,000,000	500,000,000	500,000,000	200,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                Obligors

(a)                           A copy of the constitutional documents of each Original Obligor (including as regards the Facility A Borrower and the Original Facility B Borrower its articles of association (Gesellschaftsvertrag) and by-laws (if any) and as regards the Company its articles of association (Satzung) and by-laws (if any)), if applicable, a copy of an up-to-date extract from the commercial register (as regards the Facility A Borrower, the Facility B Borrower and the Company to be retrieved from the Austrian company register (Firmenbuch)), including, in relation to the Parent:

(i)                                      the deed of incorporation (akte van oprichting); and

(ii)                                   the articles of association (statuten).

(b)                           As regards the Facility A Borrower, the Facility B Borrower and the Company, an up-to-date extract from the Austrian insolvency data base (Insolvenzdatenbank);

(c)                            A copy of a resolution of the board of directors or (if applicable) committee and, if applicable, the supervisory board, of each Original Obligor (i) approving the terms of, and the transactions contemplated by, the Finance Documents, (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)                           A copy of a shareholder resolution in relation to the Facility A Borrower and the Original Facility B Borrower approving the terms of, and the transactions contemplated by, the Finance Documents, (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)                            In respect of the Parent, if applicable, the unconditional positive advice of and the request therefor, from the competent works council (ondernemingsraad), or confirmation that no works council is established and is not required to be established.

(f)                             A specimen of the signature of each person authorised on behalf of each Original Obligor to execute or witness the execution of any Finance Document or to sign any document or notice in connection with any Finance Document.

(g)                            A certificate of each Original Obligor (other than the Company) (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(h)                           A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

(i)                               A good standing certificate of each Obligor incorporated in the United States of America from its jurisdiction of incorporation or organisation, dated not earlier than the Signing Date.

2.                                Finance Documents

(a)                           A copy of this Agreement.

(b)                           A copy of any Fee Letter executed by the Company.

3.                                Legal opinions

(a)                           A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in England and Wales, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(b)                           A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in The Netherlands, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(c)                            A legal opinion of Linklaters LLP, legal advisers to the Company the United States, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(d)                           A legal opinion of Wolf Theiss, legal advisors to the Arranger and the Agent in Austria, substantially in the form distributed to the Original Lenders prior to the Signing Date.

4.                                Acquisition Documents

(a)                           A copy of the agreed form Merger Agreement and Support Agreements.

5.                                Other documents and evidence

(a)                           Evidence that any process agent referred to in Clause 40.2 (Service of process) has accepted its appointment.

(b)                           The Original Financial Statements.

(c)                            Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)                           A copy of the Structure Chart.

(e)                            A copy of the Funds Flow Statement.

(f)                             A list setting out the Existing Guarantees and the Existing Security of the Company as at 31 December 2015.

(g)                            A certificate of the Parent (signing by an authorised signatory) confirming that:

(i)                                      no term or condition under the Merger Agreement has been amended or waived; and

(ii)                                   all conditions under the Merger Agreement have been satisfied or will be satisfied on or prior to the Utilisation Date,

in each case, except where such amendment or waiver of a term or condition or a condition not being satisfied (as applicable);

(A)                            could not reasonably be expected to materially and adversely affect the interests of the Lenders under this Agreement; or

(B)                            is required by NASDAQ or the SEC (or by any rules and regulations promulgated by NASDAQ or the SEC), any court of competent jurisdiction or any applicable law or regulation or applicable regulatory authority.

(h)                           Satisfaction of the Original Lenders’ and Agent’s “know your customer” and other similar checks in respect of the Parent and, if applicable, each Borrower (other than the Original Facility C Borrower) under all applicable laws and regulations.

(i)                               A copy of a list agreed between the Company and the Arrangers listing acceptable new Lenders for Syndication.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE
DELIVERED BY AN ADDITIONAL OBLIGOR UPON ACCESSION

1.                                An Accession Letter, duly executed by the Additional Obligor and the Company.

2.                                A copy of the constitutional documents of the Additional Obligor (including as regards an Additional Obligor incorporated under the laws of Austria its articles of association and by-laws (if any) as well as an up-to-date extract from the Austrian companies register (Firmenbuch) and Austrian insolvency database (Insolvenzdatenbank)).

3.                                A copy of a resolution of the board of directors, if applicable, the supervisory board or, if applicable, the shareholders of the Additional Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                  authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                   authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to the Replacement Facility B Borrower or an Additional Facility C Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                If the Additional Guarantor is incorporated in England and Wales or in The Netherlands and only if applicable, or if so required by the Agent, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                                If the Additional Guarantor is incorporated in The Netherlands and only if applicable, a copy of a resolution by the supervisory board of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.                                In respect of an Additional Guarantor incorporated in The Netherlands, if applicable, the unconditional positive advice of and the request therefor, from the competent works council (onderneminsgraad), or confirmation that no works council is established and is not required to be established.

8.                                A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

9.                                A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

10.                         If available, the latest audited financial statements of the Additional Obligor.

11.                         A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in England.

12.                         If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of either the legal advisers to the Arranger and the Agent, or the legal advisers to the Company (in accordance with standard practice in the relevant jurisdiction) in the jurisdiction in which the Additional Obligor is incorporated.

13.                         If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14.                         If the proposed Additional Obligor is incorporated or organised in the United States of America, a good standing certificate issued by its jurisdiction of incorporation or organisation, dated not earlier than 5 Business Days prior to the date of the relevant Accession Letter.

15.                         Satisfaction of the Lenders’ and Agent’s “know your customer” and other similar checks in respect of the Additional Obligor under all applicable laws and regulations.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From:	[Borrower] [Steinhoff Europe AG]*

To:	[ ] as Agent

Dated:

Dear Sirs

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [     ] 2016 (the “Agreement”)

1.                               We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B1]/[Facility B2]/[Facility B3]/[Facility C]**

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [or, to the extent applicable, Clause 4.3 (Utilisations during the Certain Funds Period)] is satisfied on the date of this Utilisation Request.

4.                                [Pursuant to paragraph (c) of Clause 4.2 (Further conditions precedent), we confirm that the Existing Target ABL Facility [has been, or will be repaid and cancelled in full on or before the proposed Utilisation Date]/[will be repaid and cancelled in full using the proceeds of this Facility C Loan].]***

5.                                [[Pursuant to paragraph (a)(iv) of Clause 4.3 (Utilisations during the Certain Funds Period), we confirm that the Existing Target ABL Facility [has been, or will be repaid and cancelled in full on or before the proposed Utilisation Date]/[will be repaid and cancelled in full using the proceeds of this Facility C Loan].]***

*	Amend as appropriate. The Utilisation Request can be given by a Borrower or by the Company.

**	Delete as appropriate.

***	Delete as appropriate.

6.                                [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Facility C Loan]./[The proceeds of this Loan should be credited to [account]].

7.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[Steinhoff Europe AG on behalf of [insert name of relevant Borrower]]/

[insert name of Borrower]

PART II

SELECTION NOTICE

From:	[Borrower]* [Steinhoff Europe AG]

To:	[ ] as Agent

Dated:

Dear Sirs:

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [     ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                We refer to the following Facility [A]/[B1]/[B2]/[B3] Loan[s] with an Interest Period ending on [     ].**

3.                                [We request that the next Interest Period for the above Facility [A]/[B1]/[B2]/[B3] Loan[s] is [                   ]].

4.                                This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[Steinhoff Europe AG on behalf of [insert name of relevant Borrower]]/

[insert name of Borrower]

*	Amend as appropriate. This Selection Notice can be given by a Term Borrower or the Company.

**	Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

IMPORTANT NOTICE: BRINGING THIS DOCUMENT, ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO OR EXECUTING ANY OF THE AFOREMENTIONED IN AUSTRIA AS WELL AS SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THE DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS MAY TRIGGER AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES AND ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN AND SIGNED REFERENCES THERETO, OUTSIDE OF AUSTRIA AND REFRAIN FROM SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THIS DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS.

THIS NOTICE DOES NOT APPLY TO THE EXTENT THAT THE EXEMPTION FOR ASSIGNMENTS BETWEEN CREDIT INSTITUTIONS PURSUANT TO SEC. 33(21)(2)(2) OF THE AUSTRIAN STAMP DUTY ACT CAN BE UTILIZED.

To:	[ ] as Agent

From:	[ ] (the “Existing Lender”) and [ ] (the “New Lender”)

Dated:

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [                   ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                We refer to Clause 24.5 (Procedure for transfer):

(a)                                  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 24.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)                                  The proposed Transfer Date is [                   ].

(c)                                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.                                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a US Qualifying Lender.

5.                                The New Lender confirms that it has provided each Borrower and the Agent properly completed copies of US Withholding Forms as required under paragraph (b) of Clause 13.5 (Lender status confirmation).

6.                                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

7.                                The place of performance (Erfüllungsort) for all rights and obligations between the Existing Lender and the New Lender under this Transfer Certificate shall be [a place outside of Austria], which in particular means that the payment of all amounts between the Existing Lender and the New Lender under this Transfer Certificate must be made to a bank account outside the Republic of Austria.

8.                                This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.                                This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                   ].

[Agent]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

IMPORTANT NOTICE: BRINGING THIS DOCUMENT, ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO OR EXECUTING ANY OF THE AFOREMENTIONED IN AUSTRIA AS WELL AS SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THE DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS MAY TRIGGER AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES AND ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN AND SIGNED REFERENCES THERETO, OUTSIDE OF AUSTRIA AND REFRAIN FROM SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THIS DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS.

THIS NOTICE DOES NOT APPLY TO THE EXTENT THAT THE EXEMPTION FOR ASSIGNMENTS BETWEEN CREDIT INSTITUTIONS PURSUANT TO SEC. 33(21)(2)(2) OF THE AUSTRIAN STAMP DUTY ACT CAN BE UTILIZED.

To:	[ ] as Agent and Steinhoff Finance Holding GmbH as the Company *

From:	[ ] (the “Existing Lender”) and [ ] (the “New Lender”)

Dated:

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [                   ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                We refer to Clause 24.6 (Procedure for assignment):

(a)                                  The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)                                  The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)                                   The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                                The proposed Transfer Date is [                   ].

4.                                On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

*            [Note: to an address not located in Austria].

5.                                The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

6.                                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

7.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a US Qualifying Lender.

8.                                The New Lender confirms that it has provided each Borrower and the Agent properly completed copies of US Withholding Forms as required under paragraph (b) of Clause 13.5 (Lender status confirmation).

9.                                This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.                         This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.                         The place of performance (Erfüllungsort) for all rights and obligations between the Existing Lender and the New Lender under this Assignment Agreement shall be [a place outside of Austria], which in particular means that the payment of all amounts between the Existing Lender and the New Lender under this Assignment Agreement must be made to a bank account outside the Republic of Austria.

12.                         This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.                         This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

RIGHTS TO BE ASSIGNED AND OBLIGATIONS TO BE RELEASED AND UNDERTAKEN

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                   ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	Steinhoff International Holdings N.V.

Dated:

Dear Sirs

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [                   ] 2016 (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.                                [We confirm that no Default is continuing.]†*

2.                                We confirm that in respect of the Parent:

(a)                                  the ratio of Net Borrowings to EBITDA for the Relevant Period ended on [                   ] was [                   ] to 1.

(b)                                  the ratio of EBITDA to Net Interest Expense for the Relevant Period ended on [                   ] was [                   ] to 1.

Signed:	Signed:

Director of	Director of
Steinhoff International Holdings N.V.	Steinhoff International Holdings N.V.

[Auditors report]

for and on behalf of
name of auditors of [Steinhoff International Holdings N.V.]

†	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7

TIMETABLES

“D – ” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

	Loans in euro	Loans in other currencies
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	D – 3 10:00 a.m.]	[D – 3 10:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

	D – 3 11:00 a.m.	D – 3 11:00 a.m.

Agent determines amount of the Facility A Loan in Optional Currency in accordance with Clause 6.2 (Change of currency)	D – 2 11:00 a.m.	D – 2 11:00 a.m.

Agent determines amount of the Facility A Loan in Optional Currency in accordance with paragraph (a) of Clause 6.3 (Same Optional Currency during successive Interest Periods)	D – 2 11:00 a.m.	D – 2 11:00 a.m.

Agent determines amount of the Facility A Loan in Optional Currency in accordance with paragraph (b) of Clause 6.3 (Same Optional Currency during successive Interest Periods)	D – 2 11:00 a.m.	D – 2 11:00 a.m.

EURIBOR or LIBOR is fixed	Quotation Day as of 11:00 a.m. (Brussels time)	Quotation Day as of 11:00 a.m.

Reference Bank Rate	Quotation Day 11.30 a.m. Brussel time	Quotation Day Noon

SCHEDULE 8

FORM OF INCREASE CONFIRMATION

To:	[ ] as Agent and Steinhoff Europe AG as Company, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [                   ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.                                We refer to Clause 2.2 (Increase).

3.                                The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.                                The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [                   ].

5.                                On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.                                The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

7.                                The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8.                                The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a US Qualifying Lender.

9.                                The Increase Lender confirms that it has provided each Borrower and the Agent properly completed copies of US Withholding Forms as required under paragraph (b) of Clause 13.5 (Lender status confirmation).

10.                         This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

11.                         This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.                         This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE ASSUMED BY THE INCREASE LENDER

[Insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [                   ].

Agent

By:

SCHEDULE 9

FORM OF FACILITY A EXTENSION REQUEST

From:	Steinhoff Europe AG

To:	[ ] as Agent

Date:	[ ]

Dear Sirs,

U.S.$4,000,000,000 Acquisition Facilities Agreement
dated [                   ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is a Facility A Extension Request. Terms defined in the Agreement shall have the same meaning in this Facility A Extension Request.

2.                                We hereby give you notice pursuant to Clause 7.7 (Facility A Extension Option) of the Agreement that, pursuant to the Agreement and upon the terms and subject to the conditions contained therein, we wish to extend (i) the Facility A Initial Termination Date so as to expire six Months from the Facility A Initial Termination Date or (ii) the Facility A First Extended Termination Date so as to expire six Months from the Facility A First Extended Termination Date.

3.                                We confirm that, at the date hereof, the representations in each of the representations set out in Clauses 19.2 (Status) to 19.7 (Governing law and enforcement) and Clause 19.10 (No default) are true and no Default or Event of Default has occurred or is continuing.

Yours faithfully

duly authorised
for and on behalf of
Steinhoff Europe AG

SCHEDULE 10

FORM OF ACCESSION LETTER

IMPORTANT NOTICE: BRINGING THIS DOCUMENT, ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO OR EXECUTING ANY OF THE AFOREMENTIONED IN AUSTRIA AS WELL AS SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THE DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS MAY TRIGGER AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES AND ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN AND SIGNED REFERENCES THERETO, OUTSIDE OF AUSTRIA AND REFRAIN FROM SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THIS DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS.

To:	[ ] as Agent

From:	[Acceding company] and Steinhoff Europe AG

Dated:

Dear Sirs

U.S.$4,000,000,000 Acquisition Facilities Agreement dated [     ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                [Acceding company] agrees to become [the Replacement Facility B Borrower in respect of [Facility or Facilities]]/[an Additional [Facility C Borrower]/[Guarantor]] and to be bound by the terms of the Agreement as [the Replacement Facility B Borrower in respect of [Facility or Facilities]]/[an Additional [Facility C Borrower]/[Guarantor]] pursuant to [Clause 25.2 (Replacement Facility B Borrower)]/[Clause 25.3 (Additional Facility C Borrowers)]/[Clause 25.6 (Additional Guarantors)] of the Agreement. [Acceding company] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                [The Company confirms that no Default is continuing or would occur as a result of [Acceding company] becoming [the replacement Facility B Borrower]/[an Additional Facility C Borrower.]]‡

4.                                [Acceding company’s]  administrative details are as follows:

Address:

Fax No:

Attention:

‡            Include in the case of the Replacement Facility B Borrower or an Additional Facility C Borrower.

5.                                This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. The place of performance (Erfüllungsort) for all rights and obligations under this Accession Letter shall be England, which in particular means that the payment of all amounts under this Accession Letter, if any, must be made to a bank account outside the Republic of Austria.

[This Accession Letter has been delivered as a deed on the date stated at the beginning of this Accession Letter.]

Steinhoff Europe AG	[Acceding company]

SCHEDULE 11

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Borrower] and Steinhoff Europe AG

Dated:

Dear Sirs

U.S.$4,000,000,000 Acquisition Facilities Agreement dated [     ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                Pursuant to [Clause 25.4 (Resignation of the Original Facility B Borrower)]/[Clause 25.5 (Resignation of a Facility C Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

3.                                We confirm that no Default is continuing or would result from the acceptance of this request.

4.                                This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Steinhoff Europe AG	[resigning Borrower]

By:	By:

SCHEDULE 12

FORM OF SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE DEED

IMPORTANT NOTICE: BRINGING THIS DOCUMENT, ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO OR EXECUTING ANY OF THE AFOREMENTIONED IN AUSTRIA AS WELL AS SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THE DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS MAY TRIGGER AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES AND ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN AND SIGNED REFERENCES THERETO, OUTSIDE OF AUSTRIA AND REFRAIN FROM SENDING ANY E-MAIL, OTHERWISE ELECTRONIC OR FAX COMMUNICATION CARRYING A SIGNATURE WHICH REFERS TO THIS DOCUMENT TO OR FROM AN AUSTRIAN ADDRESS.

To:	[ ] as Agent for itself and each of the other parties to the Agreement referred to below.

CC:	Steinhoff Europe AG

From:	[Designating Lender] (the “Designating Lender”)

Dated:

Dear Sirs

U.S.$4,000,000,000 Acquisition Facilities Agreement dated [     ] 2016 (the “Agreement”)

1.                                We refer to the Agreement. This deed (the “Designation Notice Deed”). Terms defined in the Agreement have the same meaning in this Designation Notice Deed unless given a different meaning in this Designation Notice Deed.

2.                                We hereby designate our Affiliate, details of which are given below, as a Substitute Affiliate Lender in respect of any Loans required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc.] (“Designated Loans”).

3.                                The details of the Substitute Affiliate Lender are as follows:

Name:

Facility Office:

Fax Number:

Attention:

Jurisdiction of Incorporation:

4.                                This Designation Notice Deed is for the benefit of the Obligors and  they can rely on it and enforce it under the Third Parties Act.

5.                                By countersigning this deed below the Substitute Affiliate Lender agrees to become a Substitute Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Agreement accordingly.

6.                                This Designation Notice Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.                                The place of performance (Erfullungsort) for all rights and obligations under this Substitute Affiliate Lender Designation Notice Deed shall be England and Wales, which in particular means that the payment of all amounts under this Substitute Affiliate Lender Designation Notice Deed, if any, must be made to a bank account outside the Republic of Austria.

THIS DESIGNATION NOTICE DEED has been signed on behalf of the Designating Lender, the Substitute Affiliate Lender and the Agent and is delivered on the date stated above.

SIGNED as a DEED by [Designating
Lender] acting by
in the
presence of

Name:
Address:

Occupation:

We acknowledge and agree to the terms of the above.

SIGNED as a DEED by [Substitute Affiliate
Lender] acting by
in the
presence of

Name:
Address:

Occupation:

We acknowledge the terms of the above.

SIGNED as a DEED by [J.P. Morgan
Europe Limited] acting by
a Director in
the presence of

Name:
Address:

Occupation:

Dated

SIGNATURE PAGES

The Company

Steinhoff Europe AG

Address:	Rennweg 77

2345 Brunn am Gebirge, Austria

Fax No:	+43 223 633 727

Attention:	Mr. Dirk Schreiber

By:

	/s/ Stephanus Johannes Grobler	/s/ Frederik Johannes Nel
	Name: Stephanus Johannes Grobler	Name: Frederik Johannes Nel
	Title: Director	Title: Supervisory Board Director

FACILITIES AGREEMENT

The Parent

Steinhoff International Holdings N.V.

Address:	Herengracht 466

1017 Amsterdam, The Netherlands

Fax No:	+31 20 6241007

Attention:	Stehan Grobler

E-mail:	stehan@steinhoff.co.za

By:

/s/ Stephanus Johannes Grobler	/s/ Hendrik Johan Karel Ferreira
Name: Stephanus Johannes Grobler	Name: Hendrik Johan Karel Ferreira
Title: Authorized Representative	Title: Authorized Representative

FACILITIES AGREEMENT

The Original Guarantor

Steinhoff International Holdings N.V.

Address:	Herengracht 466

1017 Amsterdam, The Netherlands

Fax No:	+31 20 6241007

Attention:	Stehan Grobler

E-mail:	stehan@steinhoff.co.za

By:

/s/ Stephanus Johannes Grobler	/s/ Hendrik Johan Karel Ferreira
Name: Stephanus Johannes Grobler	Name: Hendrik Johan Karel Ferreira
Title: Authorized Representative	Title: Authorized Representative

FACILITIES AGREEMENT

The Facility A Borrower

Steinhoff Finance Holding GmbH

By:

/s/ Stephanus Johannes Grobler	/s/ Dirk Bernd Schreiber
Name: Stephanus Johannes Grobler	Name: Dirk Bernd Schreiber
Title: Director	Title: Director

FACILITIES AGREEMENT

The Original Facility B Borrower

Steinhoff Möbel Holding Alpha GmbH

By:

/s/ Stephanus Johannes Grobler	/s/ Dirk Bernd Schreiber
Name: Stephanus Johannes Grobler	Name: Dirk Bernd Schreiber
Title: Authorized Representative	Title: Director

FACILITIES AGREEMENT

The Original Facility C Borrower

Stripes US Holding, INC.

By:

/s/ Andries Benjamin La Grange	/s/ Michael D’Arcy Egan
Name: Andries Benjamin La Grange	Name: Michael D’Arcy Egan
Title: Treasurer	Title: Authorized Representative

FACILITIES AGREEMENT

The Arrangers

Bank of America Merrill Lynch International Limited

By:

/s/ David Pepper
Name: David Pepper
Title: Managing Director

Bank of America, N.A.

By:

/s/ Darren Rickards
Name: Darren Rickards
Title: Managing Director

J.P. Morgan Limited

By:

/s/ Brendan Massam
Name: Brendan Massam
Title: Managing Director

FACILITIES AGREEMENT

The Original Lenders

Bank of America Merrill Lynch International Limited

By:

/s/ David Pepper
Name: David Pepper
Title: Managing Director

Bank of America, N.A.

By:

/s/ Darren Rickards
Name: Darren Rickards
Title: Managing Director

JPMorgan Chase Bank, N.A., London Branch

By:

/s/ Jay-Michael Baslow
Name: Jay-Michael Baslow
Title: Managing Director

J.P. Morgan Securities PLC

By:

/s/ Jay-Michael Baslow
Name: Jay-Michael Baslow
Title: Managing Director

FACILITIES AGREEMENT

The Agent

J.P. Morgan Europe Limited as the Agent

By:

/s/ Jay-Michael Baslow
Name: Jay-Michael Baslow
Title: Managing Director

Address: 25 Bank Street, Canary Wharf, London, E14 5JP

Fax No: +44 (0) 20 7777 2360

Attention: Jacob Sheehan

Email: loan_and_agency_london@jpmorgan.com

FACILITIES AGREEMENT